                                                                    Exhibit 10.9

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                                 LEASE AGREEMENT
                                    (N7379F)



                          Dated as of November 6, 1986


                                     between


                            GATX LEASING CORPORATION,
                                    as Lessor



                                       and



                            NEW YORK AIRLINES, INC.,
                                    as Lessee



                               One Boeing 737-2CO
                               Passenger Aircraft
                       Manufacturer's Serial Number 20071
                         FAA Registration Number N7379F
                       Two Pratt & Whitney JT8D-9 Engines

================================================================================

                                TABLE OF CONTENTS

Article/Section Page
--------------------
         1.     Definitions.........................................................   2

         2.     Effective Date; Commencement of Term................................   7
                2.01  Time and Place.................................................  7
                2.02  A Letting Only.................................................  7
                2.03  Conditions to Delivery.........................................  7

         3.     Term ...............................................................  10

         4.     Rent ...............................................................  10
                4.01  Basic Rent....................................................  10
                4.02  Supplemental Rent.............................................  10
                4.03  Prohibition Against Setoff, Counterclaim, etc.................  11
                4.04  Waiver of Certain Rights of Lessee............................  11
                4.05  Manner and Place of Payment...................................  11

         5.     Representation and Warranties: Covenants of Lessee..................  11
                5.01  Lessor's Representations and Warranties; Delivery Condition...  11
                5.02  Lessee's Representations and Warranties.......................  12

         6      Possession; Use; Lawful Insured Operations; Maintenance;
                Registration and Insignia ..........................................  13
                6.01  Possession....................................................  13
                6.02  Assignment by Lessee..........................................  16
                6.03  Use...........................................................  16
                6.04  Lawful Insured Operaitions....................................  16
                6.05  Maintenance...................................................  16
                6.06  Registration and Insignia.....................................  16

         7.     Inspection: Financial Information...................................  17
                7.01  Inspection....................................................  17
                7.02  Financial Information.........................................  17

         8.     Lessee's Covenants..................................................  18
                8.01  Corporate Existence...........................................  18
                8.02  Merger........................................................  19
                8.03  Certificated Air Carrier......................................  20
                8.04  ..............................................................  20

         9.     Replacement and Pooling of Parts; Alterations, Modifications
                and Additions.......................................................  20
                9.01  Replacement of Parts..........................................  20
                9.02  Title to Replaced and Replacement Parts.......................  20
                9.03  Pooling.......................................................  21
                9.04  Alterations, Modifications and Additions......................  21
                9.05  Credit for Approved Modifications.............................  22

         10.    Tax Indemnity.......................................................  22
                10.01   Scope.......................................................  23
                10.02   Contest.....................................................  24

                10.03   After-Tax Nature of Indemnity ..............................  24

                10.04   Payment.....................................................  24

         11.    Assignment..........................................................  24
                11.01   Assignment of Lease to Continental..........................  24

         12.    Loss; Destruction, Requisition Etc. ................................  24
                12.01    Event of Loss with Respect to the Aircraft.................  24
                12.01(A) Replacement of Airframe and Engines........................  24
                12.01(B) Payment of Stipulated Loss Value and Rent..................  25
                12.01(C)............................................................  25
                12.01(D) Payment of Basic Rent Pending Replacement..................  25
                12.01(E) Conditions to Replacement of Aircraft......................  26
                12.01(F) Recordation and Opinions...................................  27
                12.01(G) Conveyance.................................................  27
                12.02 Event of Loss with Respect to an Engine.......................  27
                12.02(A) Event of Loss..............................................  27
                12.02(B) Conditions; Lessee's Obligations...........................  27
                12.02(C) Recordation and Opinions...................................  28
                12.02(D) Conveyance; Replacement Engine.............................  28
                12.02 (E)  No Reduction of Basic Rent...............................  28
                12.03  Application of Payments from  Governmental Authorities for
                          Requisition of Title......................................  28
                12.03 (A)  Replacement of Airframe and Engines......................  29
                12.03 (B)  Replacement of Engine....................................  29
                12.03 (C)  Nonreplacement...........................................  29
                12.04   Requisition  for Use by the United States Government of
                        the Airframe and the Engines Installed Thereon..............  29
                12.05   Requisition for Use by Government of an Engine..............  30
                12.06   Application of Payments During Existence of Event of
                        Default.....................................................  30

         13.    Insurance ..........................................................  30
                13.01   Public Liability and  Property Damage Liability Insurance...  30
                13.02   Insurance Against Loss or Damage to the Aircraft............  31
                13.03   War-Risk Insurance..........................................  32
                13.04   Application of Proceeds in an Event of Loss.................  32
                13.05   Application of Proceeds in the Absence of an Event of Loss..  33
                13.06   Reports, etc................................................  33
                13.07   Governmental Indemnification in Lieu of Insurance...........  33
                13.08   Lessor's Additional Insurance...............................  33

         14.    General Indemnification.............................................  34
                14.01   Scope.......................................................  34
                14.02   Exceptions..................................................  34
                14.03   Lessee's Release............................................  34

                14.04   Contest.....................................................  35
                14.05   Repayment...................................................  35
                14.06   Payment.....................................................  35

         15.    Liens   ............................................................  35

         16.    FAA Recordation and Further Assurances..............................  36
                16.01   FAA Recordation.............................................  36
                16.02   Further Assurances..........................................  36

         17.    Return of Items and Records.........................................  36
                17.01   Time and Place..............................................  36
                17.02   Condition...................................................  36
                17.03   Time and Cycle Adjustment-Airframe..........................  37
                17.04   Time and Cycle Adjustment-Engine............................  37
                17.05   Special Markings............................................  38
                17.06   Inspection Upon Redelivery..................................  38
                17.07   Return Delivery Flight......................................  38
                17.08   Manuals; Service Bulletins, Etc.............................  38
                17.09   Return of Other Engines.....................................  38
                17.10   Fuel........................................................  39
                17.11   Storage Upon Return.........................................  39
                17.12   Certain Airworthiness Directives............................  39
                17.13   Maintenance at Lessor's Request.............................  39
                17.14   Failure to Return Aircraft..................................  39
                17.15   Aid in Disposition..........................................  40

         18.    Events of Default...................................................  40

         19.    Rights and Remedies.................................................  42
                19.01   Remedies....................................................  42
                19.02   Further Rights..............................................  43
                19.03   Definition of Fair Market Value.............................  43
                19.04   Remedies Cumulative.........................................  43

         20.    Miscellaneous.......................................................  44
                20.01   Construction and Applicable Law.............................  44
                20.02   Notices.....................................................  44
                20.03   Lessor's Right to Perform...................................  45
                20.04   Counterparts................................................  45
                20.05   Transfer of Interest by Lessor..............................  45
                20.06   Assignment of Warranties....................................  45
                20.07   Surviva.....................................................  46
                20.08   Successors and Assigns......................................  46

         21.    Renemal and Purchase Options........................................  46
                21.01   Lessor's Election...........................................  46
                21.02   Renewal Options.............................................  46
                21.03   Purchase Option.............................................  47

    ATTACHMENTS TO LEASE AGREEMENT:

Exhibit  A    -        Lease Supplement
Exhibit  B    -        Stipulated Loss Values
Exhibit  C    -        Permitted Foreign Air Carriers
Exhibit  D    -        FAA Recording Information

                                 LEASE AGREEMENT

                                    (N7379F)

         LEASE AGREEMENT, dated as of November 6. 1986 (this "Lease"), between GATX LEASING CORPORATION, a Delaware corporation ("Lessor"), and NEW YORK AIRLINES, INC. a Delaware corporation ("Lessee").

                                    RECITALS

         1. Lessor, as successor in interest to GATX Second Aircraft Corporation, and Frontier Airlines, Inc., a Nevada corporation ("Frontier") are parties to a Lease dated November 7. 1969, which has been amended by an Extension and Option Agreement and Amendment of Lease dated October 1, 1981, an Amendatory Agreement to Extension and Option Agreement and Amendment of Lease dated September 23. 1982, a Second Amendatory Agreement to Extension and Option Agreement and Amendment of Lease dated as of August 22, 1984, and a Restated Second Amendatory Agreement to Extension and Option Agreement and Extension of Lease dated as of January 15, 1985, covering, among others, one Boeing Model 737-2CO aircraft, Manufacturer's Serial No. 20071, FAA Registration No. N7379F, and two Pratt & Whitney JT8D-9 engines, Manufacturer's Serial Nos. P674314B and P674384B, respectively (each of which has more than 750 takeoff rated horsepower or the equivalent thereof). (Such Lease, as amended, is hereafter called the "GATX/Frontier Lease");

         2. The GATX/Frontier Lease was duly recorded by the Federal Aviation Administration as indicated on Exhibit D hereto;

         3. Frontier, Frontier Leaseco One, Inc., a Nevada corporation, and Frontier Leaseco Two, Inc., a Nevada corporation, (collectively, the "Frontier Companies") are presently debtors and debtors-in-possession in Chapter 11 cases pending in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court").

         4. Pursuant to that certain Asset Purchase Agreement dated September 15, 1986 between Texas Air Corporation ("TAC") and the Frontier Companies (the "Asset Purchase Agreement"), the GATX/Frontier Lease is to be assumed by Frontier and assigned to the Lessee.

         5. The Asset Purchase Agreement was approved by order of the Bankruptcy Court, dated October 17, 1986.

         6. All conditions precedent to closing required to be satisfied on or before the Closing Date under the Asset Purchase Agreement have been satisfied or waived by the parties thereto.

         7. Pursuant to the terms of an Assumption and Assignment Agreement ("Assignment Agreement") and an Agreement Concerning Assumption of New Leases ("Assumption Agreement") with respect to the Aircraft, (collectively the "Assignment and

Assumption Agreements"), the obligations of Frontier with respect to the Aircraft under the GATX/Frontier Lease have been assumed by the Lessee.

         8. Lessor and Lessee have agreed that, effective upon the Closing Date, the GATX/Frontier Lease will be amended and restated as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, Lessor and Lessee hereby agree that the GATX/Frontier Lease with respect to the Aircraft (as defined below) is hereby amended and restated as follows:

                                    SECTION 1

                                   Definitions

         Unless context requires otherwise, the following terms shall have the following meanings for all purposes of this Lease and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

         "Aircraft" means the Airframe (as defined below) together with the two Engines initially installed on the Airframe when delivered and leased hereunder or any Engine substituted for any such Engine, whether or not such initial or substituted Engine may from time to time no longer be installed on the Airframe or may be installed on any other airframe or on any other aircraft.

         "Airframe" means (i) the Boeing 737-2CO passenger aircraft more specifically described in the Lease Supplement (except for any engines or Engines from time to time installed thereon); (ii) any Replacement Airframe; and
(iii) any and all Parts incorporated or installed therein or attached thereto or, so long as title thereto shall remain vested in the Lessor or a Transferee in accordance with the terms of Section 9 hereof, removed therefrom.

         "Basic Rent" means the rent payable pursuant to Section 4.01 hereof, or during any Renewal Term, the rent payable pursuant to Section 21.01.

         "Basic Rent Payment Date" means each date on which Basic Rent is payable pursuant to Section 3 of the Lease Supplement.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banking institutions in Houston, Texas, New York, New York or San Francisco, California are authorized by law to be closed.

         "Code" means the Internal Revenue Code of 1954, as amended from time to time, and analogous provisions of any successor statute.

         "Commencement Date" means the effective date of this Lease Agreement, which date shall be the date of the Lease Supplement covering the Aircraft.

         "Continental" means Continental Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Default" means any event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

         "Engine" means: (i) each of the two Pratt & Whitney JTBD-9 turbofan engines listed by manufacturers' serial numbers in the Lease Supplement whether or not from time to time thereafter installed on the Airframe or on any other airframe or on any other aircraft; (ii) any engine which may from time to time be substituted or be a replacement for any such engine pursuant to Section 12 or 17 hereof; and (iii) any and all Parts incorporated or installed in or attached thereto or, so long as title thereto shall remain vested in the Lessor or a Transferee in accordance with the terms of Section 9 hereof, removed therefrom; provided, however, that the term "Engine" shall not include any engine with respect to which this Lease shall have been terminated.

         "Event of Default" has the meaning specified in Section 18.

         "Event of Loss" means, with respect to any Item of Equipment, any of the following: (i) loss of such Item or the use thereof due to theft, disappearance for a period of 30 consecutive days or more, destruction, damage beyond repair or rendition of such Item permanently unfit for normal use for any reason whatsoever; (ii) any damage to such Item which results in an insurance settlement with respect to such Item on the basis of a total loss; (iii) the condemnation, confiscation, seizure, or requisition of title to such Item, (iv) the confiscation or seizure of, or requisition of use of, such Item for a period in excess of 180 consecutive days, other than a requisition for use by the Government (unless and until such Item shall have been modified or adapted during such requisition in such a manner as would render conversion of such Item for use in normal commercial passenger service impractical or uneconomical); (v) as a result of any rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of such Item in the normal course of interstate air transportation of persons shall have been prohibited for a period of six consecutive months unless Lessee, prior to the expiration of such six-month period, shall have caused to be undertaken and diligently carried forward all steps which are necessary or desirable to permit the use of such property in the normal course of interstate air transportation or in any event, if such use shall have been prohibited for a period of twelve consecutive months: or (vi) any divestiture of title to an Engine treated as an Event of, Loss Pursuant to Section 6.01 or other provision hereof: or (vii) the operation or location of the Aircraft, while under requisition for use be the Government in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by Section 13, if Lessee shall be unable to obtain an indemnity in lieu thereof from the Government. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

         "FAA" means, as context requires, the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

         "Federal Aviation Act" means the United States Federal Aviation Act of 1958, as amended, as in effect on the date of this Lease, or any successor or substituted legislation at the time in effect and applicable.

         "Flight Hour" means each hour or portion thereof during each period commencing with the start of the takeoff run and concluding when the Aircraft touches down upon landing.

         "Foreign Air Carrier" means a "foreign air carrier" as such term is defined in the Federal Aviation Act as to which there is in force a permit issued pursuant to Section 402 of such Act.

         "Government" means the government of the United States of America or any instrumentality or agency thereof (provided the credit of such instrumentality or agency is backed by the full faith and credit of the government of the United States of America).

         "Guaranty" means a guaranty of Texas Air Corporation of the Lessee's obligations under this Lease, in form and scope satisfactory to Lessor.

         "Hereby", "herein", "hereof", "hereunder", and other like words shall refer to this Lease as originally executed or as amended, modified or supplemented pursuant to the applicable provisions of this Lease, including, without limitation, as supplemented by the Lease Supplement.

         "Incentive Rate" with respect to any amount means a rate of interest equal to the Prime Rate plus 2%, in each case computed on the basis of actual days elapsed over a 360 day year but in no event greater than the maximum rate permitted by applicable.

         "Independent Appraisal" with respect to the determination of the fair market value or fair market rental value of the Aircraft means an appraisal conducted by three nationally recognized independent appraisers, one of which shall be chosen by the Lessor, one by the Lessee, and a third appraiser chosen by the mutual consent of the first two appraisers, which three appraisals shall be averaged and such average shall be deemed to be the fair market value or fair market rental value of the Aircraft as the case may be.

         "Initial Sublease" means the Sublease Agreement, dated the date Lessee and Continental, in form and scope satisfactory to Lessor.

         "Initial Sublease Assignment" means an assignment to Lessor of all Lessee's right, title, and interest in and to the Initial Sublease, in form and scope satisfactory to Lessor.

         "Item of Equipment" or "Item" means the Aircraft, the Airframe, and of the Engines or any Part.

         "Lease" means this agreement, as supplemented by the Lease Supplement, and as the same may be modified, amended or supplemented from time to time pursuant to the applicable provisions hereof.

         "Lease Supplement" means the Lease Supplement, substantially in the form of Exhibit A hereto, to be entered into by Lessor and Lessee on the Commencement Date for the purpose of leasing the Aircraft pursuant to the terms of this Lease."

         "Lessor's Cost" for the Aircraft means $6,750,000.

         "Lessor's Liens" means liens arising as a result of (i) claims against or affecting Lessor (or a Transferee) not related to the transactions contemplated by this Lease; or (ii) acts or omissions of Lessor (or a Transferee) not related to the transactions contemplated by this Lease or not contemplated thereunder; or (iii) taxes imposed against Lessor (or a Transferee) not indemnified against by Lessee pursuant to Section 10 hereof; or (iv) claims against Lessor (or a Transferee) arising out of the voluntary transfer, without the consent of Lessee, of its interest in the Aircraft, other than transfers pursuant to Sections 12 or 19 of this Lease.

         "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

         "Manufacturer" means the Boeing Company, a Delaware corporation, and its successors and assigns.

         "Parts" means any and all appliances, parts, instruments, accessories, furnishings, seats and other equipment of whatever nature (other than complete Engines or engines), which are from time to time incorporated or installed in or attached to the Airframe or any Engines, or having been so installed or attached, are later removed therefrom, so long as title thereto remains vested in the Lessor or a Transferee, in accordance with Section 9 hereof.

         "Permitted Air Carrier" means (i) any solvent United States Air Carrier which is not in default in the payment of or otherwise in material default in connection with its obligations for borrowed money or the deferred purchase price of aircraft or lease of aircraft and is meeting its material financial obligations as and when they fall due or (ii) any Foreign Air Carrier listed on Exhibit C hereto, provided, however, that Lessor may, in the exercise of its reasonable business judgment, by written notice to Lessee, remove any Foreign Air Carrier from Exhibit C and provided, further, that Foreign Air Carrier be added to Exhibit C, subject to Lessor's being understood and agreed that no such consent shall be required to be given to any Foreign Air Carrier which does not perform maintenance, preventive maintenance and inspection for the Aircraft and/or any Engine to standards which are approved by, or which are substantially equivalent to those required by the FAA.

         "Permitted Sublessee" means a sublessee meeting the qualifications set forth in Sections 6.01 (G) and (H).

         "Prime Rate" means a fluctuating rate equal to the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A.. San Francisco, California, as its prime rate.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Replacement Airframe" means a Boeing model 737-200 passenger aircraft or an improved model airframe of the same manufacturer (except Engines or engines from time to time installed thereon) which shall have been leased hereunder pursuant to Section 12.01 (A), together with all Parts relating thereto so long as the same shall be incorporated or installed therein or attached thereto or, so long as title thereto shall remain vested in the Lessor or a Transferee, in accordance with the terms of Section 9 hereof, removed therefrom.

         "Replacement Engine" means a Pratt & Whitney model JT8D-9 engine (or an improved model engine of the same manufacturer which is suitable for installation and use on the Airframe and fully compatible with the other Engine installed on the Airframe) which shall have been substituted for an Engine leased hereunder pursuant to Section 12.02 or 17.09, together with all Parts relating thereto so long as the same, shall be incorporated-or installed therein or attached thereto or, so long as title thereto shall remain vested in the Lessor or a Transferee, in accordance with the terms of Section 9 hereof, removed therefrom.

         "Stipulated Interest Rate" means a fluctuating rate per annum equal to the Prime Rate plus 1%, computed on the basis of actual days elapsed over a 365- or 366-day year, as the case may be.

         "Stipulated Loss Value" for the Aircraft means, as of any date of determination, the amount determined by multiplying the Lessor's Cost for the Aircraft by the percentage set forth in Exhibit B hereto opposite the Basic Rent Payment Date next preceding such date of determination (or, if such date of determination is a Basic Rent Payment Date, by the percentage set forth opposite such Basic Rent Payment Date). "Stipulated Loss Value" as of any date of determination for the Airframe, any Engine, or part thereof means a portion of the Stipulated Loss Value for the Aircraft, computed as of such date, which bears the same ratio to such Stipulated Loss Value for the Aircraft as the original cost to the Lessor of the Airframe or such Engine or part bears to Lessor's Cost for the Aircraft.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay hereunder to Lessor or others.

         "Term" shall mean the period for .which the Aircraft is leased pursuant to Section 3 hereof. If such period is extended pursuant to Section 21.01 hereof, the word "Term" shall be deemed to refer to such period as so extended, and all provisions of this Lease shall apply until the expiration date of such period, except as may be otherwise specifically provided herein.

         "Texas Air" means Texas Air Corporation, a Delaware corporation, and its successors and permitted assigns.

         "Transferee" means any person to whom Lessor shall have transferred all or any portion of its interest in the Items of Equipment, this Lease, or any proceeds thereof, pursuant to Section 20.05 hereof.

         "United States Air Carrier" means any "air carrier" as defined in the Federal Aviation Act as to which there is in force a certificate issued pursuant to Section 401 of such Act.

                                    SECTION 2

                      Effective Date; Commencement of Term

         2.01. Time and Place. Subject to the satisfaction of the conditions set forth in Section 2.03 hereof, Lessor agrees to deliver and lease the Aircraft to Lessee hereunder, and upon such delivery, Lessee shall accept the Aircraft hereunder, as evidenced by the execution by Lessor and Lessee of the Lease Supplement. Lessor shall authorize one or more employees of Lessee as the authorized representative of Lessor to accept delivery of the Aircraft on Lessor's behalf. Lessee hereby agrees that such acceptance of delivery by such authorized representative shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease, and thereupon the Aircraft shall be deemed subject to this Lease.

         2.02. A Letting Only. At all times during the Term, full legal title to the Items of Equipment shall remain vested in the Lessor (or a Transferee, as the case may be), to the exclusion of Lessee, notwithstanding the delivery of the Items of Equipment to, and the possession and use thereof by, Lessee.

         2.03. Conditions to Delivery. Lessor's obligation to deliver and lease the Items of Equipment to Lessee hereunder shall be subject to satisfaction of the following conditions:

         (A) On the Commencement Date, the following statements shall be correct, and Lessor shall have received evidence satisfactory to it that:

               (1) The GATX/Frontier Lease covering the Aircraft shall have been assumed by Frontier, and assigned to Lessee, with the approval of the Bankruptcy Court, and the obligations of Frontier thereunder shall have been assumed by Lessee pursuant to the terms of the Assignment and Assumption Agreements, and all monetary defaults thereunder as of the Closing Date shall have been cured by payment of the amounts set forth in the Consent Agreement dated the Closing Date with respect to the Aircraft.

               (2) either (i) Lessor shall have good and marketable title to the Engines or engines installed on the Aircraft, free and clear of all Liens other than Permitted Liens, (ii) Lessee shall have acquired title to, or the right to lease, any engine not owned by Lessor which is currently installed on the Airframe, or (iii) Lessee shall have made arrangements reasonably satisfactory to Lessor with respect to the purchase or leasing by Lessee of any airframe on which any Engine may be installed;

         (B)   On or before the Commencement Date. Lessor shall have received:

               (1) written evidence of appropriate corporate action, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing or ratifying the lease of the Items of Equipment hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver said, certification and said documents on behalf of Lessee;

               (2) the Lease Supplement, the Initial Sublease, the Initial Sublease Assignment, and the Guaranty, each duly executed by the parties thereto;

               (3) certificates executed by independent aircraft insurance brokers as to Lessee's compliance with the insurance provisions of Section 13 hereof:

               (4) an opinion of special counsel to Lessee, or other counsel (who may be in-house counsel) satisfactory to Lessor, dated the Commencement Date, to the effect that:

               (a) Lessee (i) is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, (ii) is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, (iii) is duly certificated as an air carrier of passengers under the laws of The United States, and (iv) holds a certificate of convenience and necessity for purposes of 11 U.S.C. Section 1110;

               (b) the execution, delivery and performance by Lessee of this Lease, the Lease Supplement, the Initial Sublease, and the Initial Sublease Assignment, the consummation by Lessee of the transactions contemplated herein and therein and compliance by Lessee with the terms and provisions hereof and thereof are within Lessee's corporate powers, will not result in a violation of Lessee's charter or by-laws as in effect on the date of such opinion; and, to the knowledge of such counsel, will not conflict with, or result in a breach of any term or provision of, or constitute a default under, or result in the imposition of any Lien upon the Lease or any Item of Equipment under, any indenture, mortgage, or other agreement or instrument to which Lessee is a party or by which it or any of its properties is or may be bound, or contravene or result in the violation of any existing applicable law, rule or regulation, or any judgment, order or decree, of any government, governmental instrumentality or court having jurisdiction over Lessee or any of its properties;

               (c) this Lease, the Lease Supplement, the Initial Sublease and the Initial Sublease Assignment have each been duly authorized, executed and delivered by Lessee, and each such instrument is a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as its enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights;

               (d) no authorization or approval of, giving of notice to, or filing or recording with, any regulatory body or authority is a condition to the validity or enforceability of this Lease or Lessee's performance of the terms hereof; and

               (e) such other matters as Lessor may reasonably request.

         (5) an opinion of special counsel to Texas Air, or other counsel (who may be in-house counsel) satisfactory to Lessor, dated the Commencement Date, to the effect that:

               (a) Organization and Qualification. Texas Air (I) is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware; (ii) is a "citizen of the United States" within the meaning of Section 101(16) of the Act; (iii) has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Guaranty; and (iv) is duly qualified to do business as a foreign corporation in good standing in each state in which the conduct of its business makes such qualification necessary;

               (b) Corporate Authority, Etc. The execution, delivery and performance of the Guaranty have been duly authorized by all necessary corporate action on the part of Texas Air, do not require any stockholder approval or approval or consent of any trustee or holders of indebtedness or obligations of Texas Air or any of its subsidiaries or of any lessor under any lease to Texas Air or any of its subsidiaries, except such as have been duly obtained, and do not and will not contravene any law, judgment, governmental rule, regulation or order applicable to or binding on Texas Air or any of its subsidiaries or the Certificate of Incorporation or by-laws of Texas Air or contravene or result in any breach of, or constitute a default under, or result in the creation of any Lien upon any Property of Texas Air or any of its subsidiaries under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan or other credit agreement or other contract, agreement or instrument to which Texas Air or any of its subsidiaries is a party or by which Texas Air or any of its subsidiaries or their respective properties may be bound or affected;

               (c) Government Approvals. Neither the execution and delivery by Texas Air of the Guaranty, nor the consummation of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency or court;

               (d) Valid and Binding Agreements. The Guaranty has been duly executed an delivered by Texas Air and constitutes a legal, valid and binding obligation of Texas Air enforceable against Texas Air in accordance with its terms, except as its enforceability may be limited by general principle of equity and by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditor's rights;

         (6) an opinion of special counsel to Continental, or other counsel (who may be in-house counsel) satisfactory to Lessor, dated the Commencement Date, satisfactory in form and scope to Lessor.

         (7) a certificate of a duly authorized officer of Lessee, dated the Commencement Date, to the effect that:

             (a) the representations and warranties contained in Section 5.02 hereof are true and correct on and as of such date as though made on and as of such date, and all authorizations and approvals of, givings of notice to, and filings and recordings with, all regulatory bodies and authorities which may be conditions to the validity or enforceability of this Lease or Lessee's performance of the terms hereof have been duly accomplished; and

             (b) no Default or Event of Default has Occurred and is continuing, or would result from the lease of the Items of Equipment;

         (8) evidence satisfactory to Lessor confirming that this Lease and the Lease Supplement, the Initial Sublease and the Initial Sublease Assignment have each been duly filed with the FAA;

         (9) such other documents as Lessor may reasonably request, in form and substance satisfactory to Lessor.

                                    SECTION 3

                                      Term

         The Term of this Lease shall commence on the Commencement Date and shall expire on the date set forth in the Lease Supplement.

                                    SECTION 4

                                      Rent

         4.01. Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for the Aircraft throughout the Term, in eighty-three (83) monthly installments, in advance, on each Basic Rent Payment Date which shall each be in an amount equal to $115,000.

         4.02. Supplemental Rent. Lessee shall also pay to Lessor or, at Lessor's direction to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and payable. Lessee shall pay to Lessor, as Supplemental Rent, interest at the

Incentive Rate on any part of any installment of Rent not paid on the due date thereof for any period for which the same shall be overdue.

         4.03. Prohibition Against Setoff, Counterclaim. Etc. Except as expressly provided herein. Lessee's obligation to pay Rent hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (A) any setoff, counterclaim, recoupment, defense or other right or claim which Lessee may have against Lessor. (B) any defect in the title, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Item of Equipment or any interruption or cessation-in the use or possession thereof by Lessee, (C) any insolvency, bankruptcy, reorganization or similar proceeding brought by or against Lessor or Lessee, or (D) any breach or alleged breach by Lessor of any representation, warranty or covenant of Lessor made herein or in connection herewith, including, without limitation, the representations, warranties and covenants of Lessor contained in Section 5.01 hereof.

         4.04. Waiver of Certain Rights of Lessee. Lessee hereby waives, to the extent permitted by law, all rights (other than those expressly provided for herein) now or hereafter conferred upon it by statute or otherwise to terminate or surrender this Lease or any Item of Equipment or to any abatement, suspension, deferment, diminution or reduction of Rent. Each payment of Rent shall be absolutely final and net to Lessor, so that this Lease will yield to Lessor the full amount of the installments of Rent throughout the term without deduction.

         4.05. Manner and Place of Payment. All amounts to be paid by Lessee hereunder shall be paid by wire transfer of immediately available funds, consisting of lawful currency of the United States of America, to Lessor's account (No. 4075-013060: Route 2AU371) at Wells Fargo Bank, N.A., Market and Montgomery Branch, San Francisco, California, or to such other account as Lessor shall designate in writing. Whenever any payment of Basic Rent or Supplemental Rent is due on a day other than a Business Day such payment shall be made on the next succeeding Business Day.

                                    SECTION 5

               Representations and Warranties: Covenants of Lessee

         5.01. Lessor's Representations and Warranties: Delivery Condition. LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS", AND LESSOR DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ITEM OF EQUIPMENT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, and any risks with respect thereto shall be assumed by Lessee, except that Lessor represents that it has the lawful right to lease the Aircraft to Lessee in accordance with the terms hereof.

         5.02. Lessee's Representations and Warranties. Lessee represents, warrants and covenants that:

         (A) Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) is duly certificated as an air carrier of passengers under the laws of the United States; and (iii) holds a "certificate of convenience and necessity issued by the Civil Aeronautics Board" within the meaning of 11 U.S.C. Section 1110;

         (B) the execution and delivery by Lessee of this Lease, the Lease Supplement, the Initial Sublease and the Initial Sublease Assignment, the consummation by Lessee of the transactions contemplated herein and therein and compliance by Lessee with the terms and Provisions hereof are within Lessee's corporate powers, will not result in a violation of Lessee's charter or by-laws as currently in effect; and will not conflict with, or result in a breach of any term or provision of, or constitute a default under, or result in the imposition of any Lien upon the Lease or any Item of Equipment under, any indenture, mortgage, or other agreement or instrument to which Lessee is a party or by which it or any of its properties, is or may be bound, or any existing applicable law, rule or regulation, or any judgment, order or decree, of any government, governmental instrumentality or court having jurisdiction over Lessee or any of its properties;

         (C) upon its delivery hereunder no Item of Equipment shall become subject to any Lien except for such, if any, as is permitted by Section 15 hereof;

         (D) this Lease, the Lease Supplement, the Initial Sublease and the Initial Sublease Assignment have each been duly authorized, executed and delivered by Lessee, and are the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights;

         (E) neither the execution and delivery by Lessee of this Lease, Lease Supplement, the Initial Sublease or the Initial Sublease Assignment, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or approval of, or the giving of notice to, or the registration with, or the taking of any other action in respect of, the FAA, the Department of Transportation, the SEC, any court (including any bankruptcy court) or any other federal or state or foreign governmental authority or agency, except for the filings referred to in Section 2.03 (B)(7), and filings pursuant to any routine recording or regulatory requirements applicable to Lessee.

         (F) except as disclosed in the prospectus dated October 30, 1986 of Texas Air, there are no suits or proceedings pending or, to the knowledge of Lessee, threatened before any court or regulatory commission, board or other governmental agency which, in Lessee's opinion, might have a material adverse effect on the financial condition or business of Lessee, or the ability of Lessee to perform its obligations under this Agreement.

                                    SECTION 6

                   Possession; Use; Lawful Insured Operations;
                     Maintenance; Registration and Insignia

         6.01. Possession. Lessee shall not without Lessor's prior written consent sublease or otherwise deliver, relinquish or transfer Possession of the Aircraft or any Engine or Item of Equipment or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing, and so long as all applicable approvals of the FAA and the Department of Transportation have been obtained for such purpose Lessee may:

         (A) subject or permit a Permitted Sublessee to subject the Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements in each case customary in the United States commercial airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of its business, provided that (i) no such agreement or arrangement contemplates, requires or results in the transfer or divestiture of title to or encumbrance of, the Aircraft, the Airframe or any Engine and (ii) if Lessor's (or its Transferee's) title to the Aircraft, the Airframe or any Engine shall be transferred or divested under any such agreement or arrangement, such transfer or divestiture shall be deemed to be an Event of Loss with respect thereto and Lessee shall comply with Section 12.01 or 12.02 in respect thereof;

         (B) deliver or permit a Permitted Sublessee to deliver possession of the Airframe or any Engine or Part to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe or such Engine or such Part or for alterations or modifications in or additions to the Airframe or such Engine or such Part to the extent required or permitted by the terms of Sections 9.01 and 9.04;

         (C) transfer or permit any Permitted Sublessee, if required by law to do so, to transfer possession of the Aircraft, Airframe or any Engine to the Government pursuant to the Civil Reserve Air Fleet Program administered pursuant to Executive Order No. 10999, as amended, or any similar or substitute programs, so-long as such transfer of possession does not continue beyond the end of the Term and so long as Lessee shall (A) promptly notify Lessor upon the subjection of the Airframe or any Engine to such program and provide Lessor with the name and address of the appropriate party to whom notice must be given pursuant to
Section 20 hereof, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the Government pursuant to such program;

         (D) install or permit a Permitted Sublessee to install any Engine on an airframe owned by Lessee free and clear of all Liens, except (i) those of the type permitted by Section 15 hereof and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (ii) the rights of other air carriers under normal interchange agreements which are customary in the United States commercial airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon;

         (E) install or permit a Permitted Sublessee to install any Engine on an airframe registered under the laws of the United States and leased to Lessee or such Permitted Sublessee or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement, but only if (i) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (i) and (ii) of Section 6.01 (C), and (ii) Lessee or such Permitted Sublessee shall have received from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to such parties, whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by-reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease, or owned by Lessor (or a Transferee);

         (F) install or permit a Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (C) nor subparagraph (D) of this Section 6.01 is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with Section 12.02 in respect thereof;

         (G) sublease the Aircraft in the ordinary course of business to any Permitted Air Carrier, and under arrangements which provide for the use of such property for a total period not exceeding 36 months during any 48-month period; provided that (i) the term (including any option of the sublessee to renew or extend) of any such sublease shall not continue beyond the fourteenth anniversary of the Commencement Date, and (ii) such Permitted Air Carrier shall not have the right to further sublease the Aircraft;

         (H) sublease the Aircraft in the ordinary course of business to a United States Air Carrier which is a Permitted Air Carrier owned or controlled by Texas Air, provided that (i) the term of such sublease (including any option of the sublessee to renew or extend) shall not continue beyond the expiration of the Term, (ii) such sublessee shall not have the right to further sublease the Aircraft, (iii) such sublessee shall remain owned or controlled by Texas Air, and (iv) neither Texas Air nor such sublessee shall then be the subject of any bankruptcy or insolvency proceedings and none of the events specified in Section 18 (H), (1) or (J) shall have occurred and be continuing.

Provided, further with respect to this Section 6.01, that:

         (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 6.01 (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any sublease permitted by this Section 6.01 shall be made expressly subject and subordinate to, all the terms of this Lease, and to Lessor's rights, powers and remedies thereunder, including the rights to repossession pursuant to
Section 19 and to terminate and avoid such sublease upon such repossession and to require such sublessee to forthwith deliver the Aircraft, Airframe and Engines subject to such sublease upon such repossession:

         (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such sublease or transfer had not occurred;

         (3) any such sublease shall be consistent with the requirements of this Lease and the applicable requirements of the Indemnity Agreement, and shall include appropriate provisions for the continued registration, maintenance, operation, insurance and return of the subleased property as required hereunder, and for the avoidance of such sublease or any use of the subleased property thereunder if the same would result in Lessor (or a Transferee) losing any portion of the tax benefits which would otherwise be available to Lessor (or a Transferee):

         (4) no permitted interchange agreement, transfer, sublease or other relinquishment of possession permitted hereunder shall affect the United States registration of the Aircraft;

         (5) in the case of any such sublease, Lessee shall have duly executed and delivered to Lessor an assignment of such sublease in favor of Lessor in form and substance reasonably satisfactory to Lessor;

         (6) in connection with any such sublease, all necessary action shall be taken which is required to continue the perfection of Lessor's (or any Transferee's) title and interest in and to the Aircraft, Airframe and Engines and in such sublease, Lessor's rights under this Lease, Airframe and Engines and in and to such sublease; in and to the Aircraft, such sublease, sublease assignment and all other necessary documents shall be duly filed, registered or recorded in such public offices as may be required or advisable fully to preserve the title of, and the priority of the interest of, Lessor (or any Transferee) in and to the Aircraft, Airframe and Engines and in and to such sublease and this Lease; and Lessor and any Transferee shall have received a favorable opinion of counsel for Lessee to such effect; and

         (7) Lessee shall give written notice to Lessor at least 10 days prior to the commencement of a sublease permitted by this Section 6.01 naming the Permitted Air Carrier which will be the Permitted Sublessee under such Sublease.

Lessee shall deliver to Lessor promptly after execution thereof a duly executed copy of any sublease or interchange or pooling agreement permitted hereunder. No interchange agreement, sublease, transfer or other relinquishment of possession of the Aircraft, Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder, or under the Indemnity Agreement. In the event Lessee shall have received from the lessor, conditional seller, indenture trustee or secured party of any airframe lease to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement a written agreement complying with clause (E) of Section 6.01, Lessor hereby agrees for the benefit of such lessor, conditional seller, indenture trustee or secured party that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engines being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

         6.02. Assignment by Lessee. Except as expressly permitted herein, Lessee shall not assign this Lease or any interest in this Lease or any of its rights hereunder or in any item of Equipment, and any such purported assignment shall be void ab initio.

         6.03. Use. Lessee shall use the Items of Equipment solely in commercial operations for which Lessee is duly authorized. Lessee shall not use, or permit the use of, any Item of Equipment for any purpose for which it is not suitable. Lessee shall strictly enforce FAA regulations relating to the transport of restricted articles. As between Lessor and Lessee. Lessee shall pay for and provide all electric power, oil, fuel and lubricant consumed by and required for the operation of the Aircraft.

         6.04. Lawful Insured Operations. Lessee will not cause or permit any to be maintained, used or operated in violation of any law, treaty, statute, rule, regulation or order of any government or governmental authority having jurisdiction or contrary to any manufacturer's operating manuals and instructions, or, in the case of the Aircraft and the Engines, in violation of any airworthiness certificate or registration relating thereto, except to the extent Lessee is contesting in good faith the validity or application of such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft. Lessee agrees not to operate any Item, or suffer such Item to be operated, (A) unless such Item is covered by insurance as required by the provisions of Section 13 hereof, or (B) contrary to the terms of the insurance required by the provisions of Section 13 hereof.

         6.05. Maintenance. Lessee, at its own expense, shall: (A) cause the Items of equipment to be serviced, repaired, overhauled and maintained (i) by FAA-certificated personnel, (ii) in accordance with Lessee's FAA approved Part 121 maintenance program and the operations and maintenance manuals of the manufacturers thereof, (iii) so as to keep such Item in as good operating condition and appearance as when delivered to Lessee hereunder, ordinary wear and tear excepted, and (iv) so as to keep such Item in such operating condition as may be necessary to enable the air worthiness certificate of such Item to be maintained in good standing at all times under the applicable rules and regulations of the FAA, except to the extent Lessee is contesting in good faith the validity or applicability of such rule or regulation in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft. Lessee, at its own expense, shall also maintain all records, logs and other materials required by the FAA to be maintained in respect of each Item of Equipment and promptly furnish to Lessor upon Lessor's written request such information as may be required to enable Lessor to file any reports required to be filed with any governmental authority because of Lessor's interest in the Aircraft.

         6.06. Registration and Insignia. Lessee shall not take or abet any action inconsistent with the continued registration of the Aircraft in the name of the Lessor under the Federal Aviation Act. Lessee shall on or before the Commencement Date, affix (A) in the cockpit of the Airframe, in a prominent location adjacent to the airworthiness certificate for the Aircraft, and (B) on each Engine, in a prominent location, a metal nameplate bearing the inscription "GATX Leasing Corporation, Owner and Lessor," or such other inscription reflecting the interests of the Lessor and any Transferee as Lessor may request. Lessee shall not allow the name of any other person association or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein; provided, however, that Lessee may cause the Airframe to be, lettered or otherwise marked in an appropriate manner for convenience of identification of the interest of Lessee or any permitted sublessee therein.

                                    SECTION 7

                        Inspection: Financial Information

         7.01. Inspection. During the Term, Lessee shall furnish to Lessor such information concerning the location, condition, use and operation of the Items of Equipment as Lessor may reasonably request. Lessee shall permit any person designated in writing by Lessor to, at Lessor's expense, visit and inspect (at any reasonable time, provided that such inspection shall not interfere with Lessee's operational commitments) the Items of Equipment, their condition, use and operation and the records maintained in connection therewith and, at Lessee's expense, to make copies of such records as Lessor may reasonably designate. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

         7.02. Financial Information. The Lessee also agrees to furnish to the Lessor during the Term:

         (A) as soon as possible and in any event within ten (10) days after the occurrence of a Default or an Event of Default, a certificate of the Lessee, signed by a vice president of the Lessee, setting forth in detail the nature of such Default or Event of Default and the action which the Lessee proposes to take with respect thereto;

         (B) as soon as available, and in any event within sixty (60) days after the end of each of the first three (3) fiscal quarters, an unaudited balance sheet of the Lessee and its consolidated subsidiaries, as of the end of such quarter and related unaudited statements of income and retained earnings of the Lessee and its consolidated subsidiaries, setting forth in each case in comparative form the corresponding figures for the corresponding period of the proceeding fiscal year:

         (C)   as soon as available, and in any event within one hundred twenty
(120) days after the end of each fiscal year of the Lessee, a financial report for the Lessee for such year, including therein a balance sheet of the Lessee as of the end of such fiscal year and related statements of income and retained earnings and changes in financial position of the Lessee for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all in reasonable detail and as certified by the Lessee's independent public accountants, including their certificate and accompanying comments;

         (D) within 120 days after the close of each fiscal year of Lessee, a certificate, of a responsible financial officer of Lessee to the effect that the signer has reviewed the relevant terms of the Lease and the Indemnity Agreement and has made, or caused to be made, under his supervision, a review of the transactions and condition of Lessee and its subsidiaries during the accounting period covered by the financial statements referred to in clause (ii) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto;

         (E) within thirty days after receiving service of process or equivalent notice, written notice of any litigation, including arbitrations, involving any claim in excess of $10,000,000 and of any proceeding by or before any governmental agency which litigation or proceeding is not frivolous in nature and which, if adversely determined, could materially adversely affect the properties, business, prospects or financial condition of Lessee and its subsidiaries on a consolidated basis;

         (F) promptly upon the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Lessee may file with the Securities and Exchange Commission or any person, governmental bureau, commission or agency succeeding to the functions thereof so long as the same is available for review by the public;

         (G) from time to time such information as the Lessor may reasonably request with respect to the financial condition and operations of the Lessee in order to determine whether the covenants, terms and provisions of this Lease have been complied with by the Lessee.

                                    Section 8

                               Lessee's Covenants

               Lessee covenants and agrees that, during the Term:

         8.01. Corporate Existence. Except as permitted by Section 8.02, Lessee shall at all times maintain its corporate existence. Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; except that Lessee shall not be required to preserve any right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Lessee and if the loss thereof does not materially adversely affect or diminish the rights of Lessor or any Transferee or the ability of Lessee to perform its obligations under the Lease and the Indemnity Agreement.

         8.02. Merger. Lessee shall not consolidate with or merge into any other corporation, or convey, transfer or lease all of substantially all of its assets as an entirety to any person, unless:

         (A) Certain Conditions. The corporation formed by such consolidation or merger or the person which acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee as an entirety (the "Successor") (i) shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, (ii) shall be a "citizen of the United States" as defined in Section 101(16) of the Act (iii) shall be an air carrier (as defined in Section 101(13) of the Act) certificated under Sections 401 and 604(b) of the Act, (iv) shall execute and deliver to Lessor and each Transferee an agreement in form and substance satisfactory to Lessor and each Transferee containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Lease and any sublease assignment and (v) shall make such filings and recordings, including any filing or recording with the FAA pursuant to the Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to the Successor;

         (B)   No Default. Immediately after giving effect to such transaction,
(i) no Default or Event of Default shall have occurred and be continuing and
(ii) the ability of Lessee to perform its obligations under this Lease shall not be materially adversely affected by such transaction;

         (C) Certificate and Opinion. Lessee shall have delivered to Lessor and each Transferee an officer's certificate and an opinion of counsel satisfactory to each of them, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in Section
8.02 (A) comply with this Section 8.02 that the agreements entered into to affect such consolidation, merger, conveyance, transfer or lease and such assumption agreement are legal, valid and binding obligations of the Successor, enforceable in accordance with their respective terms, and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Upon any such consolidation, merger, conveyance, transfer or lease, the Successor shall succeed to be substituted for, and may exercise every right and power of Lessee under the Lease and Indemnity Agreement to which Lessee is a party with the same effect as if the Successor had been named as Lessee therein. No such conveyance transfer or lease of substantially all the assets of Lessee as an entirety shall have the effect of releasing Lessee or any Successor which shall theretofore have become such in the manner prescribed in this Section 8.02 from its liability hereunder. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

         8.03. Certificated Air Carrier. Lessee will continue to be a certificated air carrier authorized to engage in scheduled domestic passenger air transportation under the Act and Lessee shall be otherwise certified or registered to the extent necessary to fall within the purview of, and to provide to Lessor the benefits contemplated by, 11 U.S.C. Section 1110 or any analogous section of the federal bankruptcy laws, as amended from time to time.

         8.04. Lessee will pay or cause to be paid all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and all lawful claims, which, if not paid, might become a lien or charge upon the property of Lessee; provided, however, that Lessees shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any material danger of material adverse impact on business interests of Lessor or of the sale, forfeiture or loss of any Item of Equipment or interest therein.

                                    SECTION 9

                        Replacement and Pooling of Parts;
                    Alterations, Modifications and Additions

         9.01. Replacement of Parts. Lessee, at its cost and expense, shall promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee shall replace such Part as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except Liens permitted by Section 15 and pooling arrangements permitted under Section 9.03 hereof and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

         9.02. Title to Replaced and Replacement Parts. All Parts removed or any Engine shall remain the property of the Transferee) and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been Incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe or an Engine as above provided, without further act,
(A) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of the Lessor (and any Transferee); (B) such replaced Part shall no longer be deemed a Part hereunder; (C) title to the replacement Part shall thereupon vest in the Lessor (or its Transferee), (subject to no Lien other than Liens permitted by Section 15 and pooling arrangements permitted by Section 9.03); and (D) such replacement Part shall become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

         9.03. Pooling. Any Part removed from the Airframe or Engine as provided in Sections 9.01 and 9.02 may be subjected to a normal pooling arrangement customary in the United States commercial airline industry entered into by Lessee or a Permitted Sublessee in the ordinary course of its business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with this Section as promptly as possible after the removal of such removed Part. Any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with such Sections may be owned by an air carrier subject to such a normal pooling arrangement, provided that Lessee, at its expense, as promptly thereafter as possible, either (i) causes title to such replacement Part to vest in the Lessor (or its Transferee) in accordance with such Section by Lessee acquiring title thereto for the benefit of, and transferring such title to, the Lessor (or its Transferee) free and clear of all Liens (except Liens permitted by Section 15) or (ii) replaces such replacement Part by causing to be incorporated or installed in or attached to the Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (except Liens permitted by Section 15) and by causing title to such further replacement Part to vest in the Lessor (or its Transferee) in accordance with such Sections.

         9.04. Alterations, Modifications and Additions. Lessee, at its own expense, will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction and to maintain the Standard Certificate of Airworthiness for the Aircraft provided, however, that Lessee may in good faith and by appropriate procedures contest the validity or application of such requirements in any reasonable manner which does not materially adversely affect the Lessor's (or any Transferee's) interest in the Aircraft. In addition, Lessee, at its own expense, may, from time to time, make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems obsolete, or no longer suitable or appropriate for use in the Airframe or such Engine; provided that no such alteration, modification, addition or removal shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof below the value, Utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal, assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease. Title to all Parts incorporated or installed in or attached or added to the Airframe or such Engine as the result of such alteration, modification or addition shall, without further act, vest in the Lessor (or its Transferee), notwithstanding the foregoing sentence of this Section 9.04., so long as no Default or Event of Default shall have occurred and be continuing, Lessee may, at any time during the Term, remove any Part, provided that (i) such Part is in addition to, and not in replacement of or substitution for (x) any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder, or (y) any Part in replacement of, or substitution for any such Part (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of this Section 9.04, and (iii) such Part can be removed from the Airframe or such Engine without causing material damage to the Airframe or such Engine and without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any Part as provided in the immediately preceding two sentences, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Any Part not removed by Lessee as provided in such sentence prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of the Lessor (or its Transferee).

         9.05. Credit for Approved Modifications. At the option of Lessee, Lessor will allow a credit for Approved Modifications (as defined below) to the Aircraft in an amount not to exceed $150.000. The credit will be available against invoices endorsed by Lessee evidencing completion of Approved Modifications. As used herein an "Approved Modification" means a change in equipment approved by Lessor that enhances the value of the Aircraft by an amount substantially equivalent to the cost of such change (such as replacement of hatracks with wide-body overhead luggage bins).

                                   SECTION 10

                                  Tax Indemnity

         10.01. Scope. Lessee shall hold Lessor and any Transferee and their successors and assigns (each an "Indemnitee") harmless from liability for any and all license and registration fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon (collectively, "Taxes") imposed against Lessor or any Item of Equipment, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to any Item of Equipment or interest therein, or upon the purchase, ownership, delivery, leasing, possession, use, operation (including, but not limited to, landings and take-offs), return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom; provided, however, Lessee shall have no such obligation with respect to:

         (a) Taxes imposed on any Indemnitee which are imposed on, measured by, or based upon the net income of such Indemnitee and Taxes that are, in effect, similar to, in lieu of, or in substitution for such Taxes, including any gross income taxes imposed by any jurisdiction in a foreign country and any withholding Taxes: provided, however, that, notwithstanding the foregoing exclusions, there shall not be excluded any Taxes imposed by any jurisdiction (other than the United States or a jurisdiction in which such Indemnitee has its principal place of business or is incorporated) which would not have been imposed but for the activities in the jurisdiction of Lessee or any sublessee or other user of the Aircraft;

         (b) Taxes which are imposed upon a sale, transfer or other disposition (whether voluntary or involuntary) by any Indemnitee of any interest of such Indemnitee in the Aircraft, the Airframe, any Engine, any Part, or the Lease, unless such sale, transfer or other disposition shall have occurred at any time while an Event of Default shall be continuing or results from any exercise of any of the remedies as provided in or permitted by Section 19 of the Lease or applicable law;

         (c) So long as no Event shall be continuing, Taxes to the extent incurred or imposed in respect of any period after (i) the expiration or earlier termination of the Lease with respect to the Aircraft (other than pursuant to Section 19 of the Lease or applicable law), and (ii) delivery of possession of the Aircraft, as the case may be, to Lessor (or its Transferee), or placement in storage of the Aircraft at the request of Lessor (or its Transferee) (if such delivery or placement is required under the terms of the Lease), in each case pursuant to Section 19 of the Lease upon such expiration or termination;

         (d)    Taxes which have been included in Lessor's Cost;

         (e) Taxes imposed on any Indemnitee which result from the gross negligence or willful misconduct of such Indemnitee.

         10.02. Contest. If written claim is made against an Indemnitee for any Taxes indemnified against in this Section 10, Lessor shall promptly notify Lessee. If requested by Lessee in writing, the Indemnitee shall, upon receipt of an indemnity satisfactory to such Indemnitee for the expenses of contest (including, without limitation, all costs, expenses, legal and accountants' fees and disbursements, penalties and interest) and for any liability or loss which such Indemnitee may incur as a result of its contesting any Tax., in good faith contest in the name of such Indemnitee (or if the contest with respect to such Taxes concerns an aspect of such Taxes that is applicable to the possession, maintenance, situs, lease or use of aircraft and such Taxes are not generally applicable to the properties or assets (other than aircraft and engines) owned or leased by such Indemnitee or any members of its consolidated group for United States Federal income tax purposes, such Indemnitee shall, to the extent permitted by applicable law, permit Lessee to contest in the name of such Indemnitee) the validity, applicability or amount of such Taxes by (i) resisting payment thereof if practicable in the Indemnitee's sole discretion. (ii) not paying the same except under protest, if protest is necessary and proper, and
(iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If an Indemnitee shall obtain a refund of all or any part of such Taxes paid by Lessee, such Indemnitee shall pay Lessee the amount of such refund; provided that such amount shall not be payable before such time as Lessee shall have made all payments of indemnities to such Indemnitee then due under this Section 10. If in addition to such refund an Indemnitee shall receive an amount representing interest on the amount of such refund, Lessee shall be paid that proportion of such interest which is fairly attributable to the Taxes paid by Lessee prior to the receipt of such refund. Lessee shall not be deemed to be in default under any of the above indemnification provisions so long as it or Lessor shall diligently prosecute such contest. In case any report or return is required to be made with respect to any obligation of Lessee under this Section 10 or arising out of this Section 10, Lessee will either make such report or return in such manner as will show the interest of the Indemnitee in each Item of Equipment, and send a copy of such report or return to Lessor and such Indemnitee or will notify Lessor and such Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to Lessor and such Indemnitee. In the event of a contest of any Taxes hereunder, whichever of the

Indemnitee or Lessee is prosecuting such contest shall apprise the other of all material developments with respect to such contest, shall forward to the other copies of all material submissions made in such contest, shall consider in good faith any request by the other concerning the conduct of any such contest (including with respect to the submission of materials provided by the other and any participation by the other in the proceeding) and shall not settle or concede any such contest without the consent of the other.

         10.03. After-Tax Nature of Indemnity. Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all taxes required to be paid by such Indemnitee, with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country; provided that, if such Indemnitee realizes a tax benefit by reason of such payment or indemnity, such Indemnitee shall pay Lessee an amount equal to the sum of such tax benefit plus any tax benefit realized as the result of any payment made Pursuant to this provision, when, as, if and to the extent realized; but not before Lessee shall have made all payments or indemnities to such Indemnitee required pursuant to this Section 10; provided further, however, that if such Indemnitee loses such tax benefit subsequent to any payment to Lessee with respect thereto, Lessee shall indemnify such Indemnitee with respect to such loss pursuant to the provision of this Section 10.

         10.04 Payment. Subject to the provisions of Section 10.02 hereof. Lessee shall, to the extent permissible, pay all Taxes directly and shall reimburse an Indemnitee for all Taxes paid or payable by such Indemnitee within 30 days of receipt of notice that reimbursement is due.

                                   SECTION 11

                                   Assignment

         11.01. Assignment of Lease to Continental. So long as (i) no Default or Event of Default shall have occurred and be continuing, and (ii) Continental qualifies as a Permitted Sublessee, Lessee may assign all of its right, title and interest in the Aircraft and this Lease to Continental, provided that Continental concurrently assumes all of Lessee's obligations under this Lease pursuant to a written assignment and assumption agreement in form and substance reasonably satisfactory to Lessor.

                                   SECTION 12

                       Loss, Destruction, Requisition Etc.

         12.01 (A). Replacement of Airframe and Engines. As promptly as practicable, and in any event on or before the Business Day next preceding the 120th day following the date of occurrence of such Event of Loss, Lessee shall convey or cause to be conveyed to Lessor (or its Transferee), to be leased by Lessee hereunder in replacement thereof, a Replacement Airframe

(which need not be a new Replacement Airframe), together with the same number of Replacement Engines as the Engines, if any, installed on the Airframe at the time such Event of Loss occurred, which Replacement Airframe and Replacement Engines shall be free and clear of all Lien: (except Liens permitted by Section 15 and shall have in Lessor's sole opinion a value and utility and performance and durability characteristics at least equal to, and which shall be in as good operating condition as, the Airframe and Engines, if any, so replaced (for such purpose, it shall be assumed that the Airframe and such Engines were in the condition and repair required by the terms of this Lease). If Lessee shall not perform its obligation to effect such replacement hereunder during the period of time provided herein, then Lessee shall pay to Lessor, on the 120th day following the date of occurrence of such Event of Loss in the manner and in funds of the type specified in Section 4.06, the stipulated Loss Value for the Aircraft in accordance with Section 12.01 (B); or

         12.01 (B). Payment of Stipulated Loss Value and Rent. On or before the Business Day next preceding the earlier of (I) the 91st day following the date of the occurrence of such Event of Loss, or (ii) five days following the receipt of insurance proceeds with respect to such occurrence, (the "Loss Payment Date") Lessee shall pay to Lessor, in the manner and in funds of the type specified in
Section 4.06, an amount equal to the sum of (i) the Stipulated Loss Value calculated as of the Basic Rent Payment Date next preceding the Event of Loss (the "Loss Computation Date"), (ii) the installment of Basic Rent due on ,the Loss Computation Date, (iii) all installments of Basic Rent due and unpaid as of the Loss Computation Date, (iv) all Supplemental Rent due and owing on the Loss Payment Date, and (v) interest on the amounts described in clause (i) and (ii) hereof at the Stipulated Interest Rate, Lessee shall be entitled to a credit against the amount determined in accordance with the preceding sentence an amount equal to the sum of any amounts of Basic Rent paid by Lessee for any period commencing after the Loss Computation Date plus (v) interest on each such amount of Basic Rent at the Stipulated Interest Rate from the date of the respective Rent Payment Date to the Loss Payment Date.

         12.01 (C). Upon payment in full of the amounts due pursuant to Section
12.01 (B), and provided no Default or Event of Default shall have occurred and be continuing, (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft for any period commencing after the Loss Payment Date shall terminate (but Lessee shall remain liable for all payments of Rent, including Basic Rent or Renewal Rent for the Aircraft, due through and including the date of such payment, subject, however, to the credit provided for in
Section 12.01 (B)), (ii) the Term for the Aircraft shall end, and (iii) Lessor will (or will cause its Transferee to) transfer all of its right, title and interest in the Aircraft to Lessee, "as-is, where-is," free and clear of Lessor's Liens but otherwise without recourse or warranty, express or implied.

         12.01 (D). Payment of Basic Rent Pending Replacement. In the event of the replacement of the Airframe and Engines pursuant to Section 12.01 (A), during the period between the occurrence of the Event of Loss and the date of such replacement, the obligation of Lessee to pay Basic Rent or Renewal Rent shall continue unchanged, except that upon such replacement, it shall become an obligation to pay Basic Rent in respect of the Replacement Aircraft or the Replacement Engine.

         12.01 (E). Conditions to Replacement of Aircraft. Lessee's right to exercise the replacement options contemplated by Section 12.01. (A) with respect to the Aircraft shall be subject to the fulfillment, in addition to the requirements contained in Section 12.01 (A), of the conditions precedent set forth below:

         (i) No Event of Default or Default shall have occurred and be continuing.

         (ii) Lessee will promptly (all writings referred to below to be satisfactory in form and substance to Lessor):

              (a) furnish Lessor (or its Transferee) with a bill or bills of sale duly conveying to Lessor (or its Transferee) the Replacement Airframe and Replacement Engines, if any, together with such evidence of title as Lessor may reasonably request;

              (b) cause a Lease Supplement subjecting such Replacement Airframe and Replacement Engines to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be duly filed for recordation with the FAA;

              (c) furnish Lessor with such evidence of compliance with the insurance provisions of Section 13 with respect to the Replacement Airframe and Replacement Engines as Lessor may reasonably request.

              (d) furnish Lessor with an opinion or opinions

              (e) furnish Lessor with an officer's certificate stating that, upon consummation of such replacement, no Event of Default or Default will exist hereunder;

              (f) furnish Lessor with a certificate or certification of qualified independent aircraft engineers reasonably satisfactory to Lessor certifying that the Replacement Airframe and Replacement Engines have performance and durability characteristics and a value and utility at least equal to, and are in at least as good operating condition as, the Airframe and Engines so replaced (assuming the Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss); and

              (g) take such other actions and furnish such other certificates and documents as Lessor may reasonably request in order that the Replacement Airframe and Replacement Engines be duly and properly titled in Lessor (or its Transferee) and leased hereunder to the same extent as the Airframe and Engines replaced thereby.

         12.01 (F). Recordation and Opinions. In the case of the Replacement Airframe and Replacement Engines conveyed to Lessor (or a Transferee) under this
Section 12.01, promptly upon the registration of the Replacement Aircraft and the recordation of the Lease Supplement covering the Replacement Airframe and Replacement Engines pursuant to the Act, Lessee will cause to be delivered to Lessor an opinion of counsel satisfactory to Lessor as to the due registration of the Replacement Aircraft and the due recordation of such Lease Supplement and Indenture Supplement.

         12-01 (G). Conveyance. Upon compliance by Lessee of all of the terms of this Section 12.01, Lessor will (or will cause its Transferee to) transfer all of its right, title and interest in the replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred to Lessee, "as-is, where-is," free and clear of Lessor's Liens but otherwise without recourse or warranty, express or implied.

         12.02. Event of Loss With Respect to an Engine.

         12.02 (A). Event of Loss. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor (or its Transferee), as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens, other than Liens permitted by Section 15, and having performance and durability characteristics and a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

         12.02 (B). Conditions: Lessee's obligations. Prior to or at the time of any such conveyance. Lessee will promptly:

         (i) furnish Lessor with a bill of sale duly conveying to Lessor (or its Transferee) such Replacement Engine, together with such evidence of title as Lessor may reasonably request;

         (ii) cause a Lease Supplement, in form and substance satisfactory to Lessor, subjecting such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be duly filed for recordation with the FAA:

         (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 13 with respect to such Replacement Engine as Lessor may reasonably request;

         (iv) furnish Lessor with an opinion or opinions of Lessee's counsel, in form, substance and scope satisfactory to Lessor, to the effect that, upon such conveyance, Lessor (or its Transferee) will acquire good and marketable title to such Replacement Engine free and clear of all Liens other than such Liens as are permitted by Section 13, and that such Replacement Engine will be leased hereunder to the same extent as the Engine replaced thereby and to such further effect as Lessor may reasonably request;

         (v) furnish Lessor with an Officer's Certificate certifying that, upon consummation of such replacement, no Event of Default or Default will exist hereunder;

         (vi) furnish Lessor with a certificate of a qualified aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine has performance and durability characteristics and a value and utility at least equal to, and is in at least as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss; and

         (vii) take such other actions and furnish such other certificates and documents as Lessor may reasonably request in order that such Replacement Engine be duly and properly titled in Lessor (or its Transferee) and leased hereunder to the same extent as the Engine replaced thereby.

         12.02 (C). Recordation and Opinions. In the case of any Replacement Engine conveyed to any Lessor under this Section 12.02, promptly upon the recordation of the Lease Supplement and Indenture Supplement covering such Replacement Engine pursuant to the Act, Lessee will cause to be delivered to Lessor an opinion of counsel satisfactory to Lessor as to the due recordation of such Lease Supplement and Indenture Supplement.

         12.02 (D). Conveyance; Replacement Engine. Upon full compliance by Lessee with the terms of this Section 12.02, Lessor will (or will cause its Transferee to transfer all of its right, title and interest in the Engine with respect to which such Event of Loss occurred to Lessee, "as-is, where-is," free-and-clear of Lessor's Liens but otherwise without recourse or warranty, express or implied.

         12.02 (E). No Reduction of Basic Rent. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section
12.02 shall result in any reduction of basic Rent or Renewal Rent.

         12.03. Application of Payments from Governmental Authorities for Requisition of Title. Any payments (other than insurance proceeds the application of which is provided for in Section 13) received at any time by Lessor, Lessee or any Permitted Sublessee from any governmental authority or other Person with respect to any Event of Loss, other than a requisition for use by the Government not constituting an Event of Loss, will be applied as follows:

         12.03 (A). Replacement of Airframe and Engines, if such payments are received with respect to the Airframe and the Engines (or engines) installed on the Airframe that have been or are being replaced by Lessee pursuant to Section 12.01, such payments shall be paid over to, or retained by, Lessor, and concurrently with such replacement be paid over to Lessee.

         12.03 (B). Replacement of Engine. If such payments are received with respect to an Engine under circumstances contemplated by Section 12.02, so much of such payments remaining after reimbursement of Lessor and any Transferee for costs and expenses shall be paid over to, or retained by, Lessee, but only if Lessee shall have fully performed or concurrently therewith shall fully perform the terms of Section 12.02 with respect to the Event of Loss for which such payments are made.

         12.03 (C). Nonreplacement. If such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe, that has not or have not been and will not be replaced pursuant to
Section 12.01 or 12.02., so much of such payments remaining after reimbursement of Lessor and any Transferee for costs and expenses as shall not exceed the amounts payable pursuant to 12.01 (B) (in the case of the Aircraft) or the Stipulated Loss Value (in the case of an Engine) shall be applied in reduction of Lessee's obligation to pay such amount or such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount or such Stipulated Loss Value. The balance, if any, of such payment remaining thereafter shall be divided between Lessor and Lessee by (i) paying to Lessee an amount which bears the same proportion to such balance as the value of Lessee's leasehold interest in the Airframe or the Airframe and the Engines or engines installed thereon bears to the fair market sales value (determined by Independent Appraisal) of the Airframe or the Airframe and the Engines or engines installed thereon without subtracting the value of such leasehold interest and assuming that the Event of Loss had not occurred and (ii) paying to Lessor, or by Lessor retaining the remaining portion of such balance. The value of Lessee's leasehold interest in the Airframe or the Airframe and the Engines or engines installed thereon shall be deemed to be an amount equal to the excess, if any, of (x) the fair market rental value (determined by Independent Appraisal) of the Airframe or the Airframe and the Engines or engines installed thereon for the remainder of the Base Lease Term or the applicable Renewal Lease Term, as the case may be, after discounting such fair market rental value monthly (effective on each Rental Payment Date) by a rate equal to two percent per annum above the rate applicable to U.S. Treasury notes maturing at the expiration of the Term (or as nearly as possible thereto) in effect on the date of determination to present value as of the date of the Event of Loss over (y) the value of all future installments of Basic Rent or Renewal Rent payable with respect to the Airframe or the Airframe and the Engines or engines installed thereon during the Base Lease Term or the Renewal Lease Term, as the case may be, discounted to present value as of the date of the Event of Loss in the same manner and at the same rate.

         12.04. Requisition for Use by the United States Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by the United States Government (the "Government") of the Airframe and the Engines or engines installed on the Airframe during the Term, Lessee shall promptly notify Lessor of such requisition and all of

Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred, that if the Airframe and such Engines or engines are not returned by the Government prior to the end of the Term, then either (x) such event will be deemed to constitute an Event of Loss and Lessee will be obligated upon expiration of the Term to pay the amounts provided in
Section 12.01, or (y) at the option of Lessor, upon notice given by it to Lessee not less than 30 days before the end of the Term, such event shall not be treated as an Event of Loss and Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 17 promptly upon their return by the Government. All payments received by Lessor or Lessee from the Government for the use of the Airframe and such Engines or engines during the Term (so long as no Event of Default shall have occurred and be continuing) shall be paid over to, or retained by, Lessee; and all payments received by Lessor or Lessee from the Government for the use of the Airframe and such Engines or engines after the Term (or so long as an Event of Default shall have occurred and be continuing) shall be paid over to, or retained by, Lessor, unless such requisition for use by the Government is treated as an Event of Loss in which case all such payments shall be applied in accordance with Section 12.03 (C).

         12.05. Requisition for Use by Government of an Engine. In the event of the requisition for use by the Government of any Engine (but not the Airframe), Lessee will replace such Engine hereunder by complying with the terms of Section
12.02 to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from the Government with respect to such requisition shall be paid over to, or retained by, Lessee.

         12.06. Application of Payments During Existence of Event of Default. Any amount referred to in this Section 12 which is payable to lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall be held in trust by Lessee and shall not be retained by lessee, if at the time of such payment a Default or Event of Default shall have occurred and be continuing, but shall be paid to Lessor and applied against the obligations of Lessee under this Lease, Default or Event of Default, such amount shall be paid to Lessee.

                                   SECTION 13

                                    Insurance

         13.01. Public Liability and Property Damage Liability Insurance. Lessee, at its own expense, shall maintain in effect third party aircraft public liability insurance (providing inter alia coverage with respect to liabilities arising while the Items of Equipment are not in operation), passenger legal liability insurance, contractual liability and property damage liability insurance during the Term of the type, insuring against such risks, and in such amounts as are customarily carried and maintained by corporations engaged in interstate air transportation and in the same or similar business and similarly situated with Lessee and with respect to aircraft and engines similar to the Aircraft and Engines, but not less than that carried by Lessee on similar equipment owned or leased by Lessee, provided that such liability insurance shall in no event be less than $350,000,000 for any one accident, or series of accidents arising out of any one event, with respect to the Items of Equipment. Lessee shall not self-insure with respect to any public liability coverage except that Lessee may self-insure, by way of deductible not exceeding the deductible which is customarily maintained by United States Air Carriers generally, per occurrence, in respect of baggage liability insurance. In any event all such policies shall be maintained in effect with insurers of recognized reputation and responsibility, reasonably satisfactory to Lessor. Any policies of insurance carried in accordance with this Section 13.01 and any policies taken out in substitution or replacement for any of such policies shall: (1) name Lessor and any Transferee (each an "Additional Insured") as an additional insured as its interests may appear; (2) provide that in respect of the interest of such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee and shall insure such Additional Insured regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee; (3) provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, or if there is any substantial change in policy terms and conditions or coverage, such cancellation, lapse or change shall not be effective as to such Additional Insured until thirty (30) days (7 days, or such other period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage), after receipt by Lessor of, written notice from such insurers of such cancellation, lapse or change; and (4) shall provide that such Additional Insured shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance. Each liability policy shall (i) be primary without right of contribution from any other insurance which is carried by such Additional Insured and (ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

         13.02. Insurance Against Loss or Damage to the Aircraft. Lessee, at its own expense, shall maintain in effect with insurers of recognized reputation and responsibility reasonably satisfactory to Lessor: (A) all-risk ground and flight aircraft hull insurance covering the Aircraft; (B) fire, transit and extended coverage with respect to any Engine or Parts while removed from the Aircraft; and (C) at all times that the Aircraft or any Engine is not covered by the insurance described in Section 13.03, coverage against the perils of (i) strikes, riots, civil commotions or later disturbance, (ii) any vandalism, malicious act or act of sabotage, and (iii) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight made by any person or persons on board the Aircraft without the consent of the insured other than hijacking committed by persons engaged in a program of irregular warfare for terrorist purposes. All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft, shall be payable in dollars in the United States and shall be of the type and in such amount as is customarily carried and maintained by United States Air Carriers engaged in interstate and foreign air transportation and in the same or similar business and similarly situated with Lessee; provided that such insurance shall be for an amount not less than the Stipulated Loss Value (plus all other amounts due and payable pursuant to Section 12) per occurrence (the "Insured Value"). Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, in respect of damage not constituting an Event of Loss, the risks required to be insured against pursuant to the preceding two sentences in such reasonable amounts as are from time to time in effect in the aviation insurance industry generally with respect to other similar aircraft or engines, and which are customarily maintained by major United States commercial air carriers generally; provided, however, such deductibles shall not be more than the deductibles generally maintained by Lessee with respect to its fleet of Boeing 737 aircraft generally. Any policies carried in accordance with this Section 13.02 shall (1) name each Additional Insured, as a loss payee as its interests may appear; (2) provide that insurance proceeds for any loss in excess of $1,500,000, up to the Incurred Value, shall be payable to the Lessor for application pursuant to the provisions of this Lease: (3) provide that if such insurance is canceled for any reason whatever, or any substantial change is made in policy terms, conditions or coverage, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to an Additional Insured for thirty (30) days (7 days, or such other period as may from time to time be customarily obtainable in the industry, in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice from such insurers of such cancellation or lapse or change in policy terms conditions or coverage; (4) shall provide that losses shall be adjusted with Lessee, subject to the reasonable approval of the Lessor; (5) shall provide that in respect of the interest of such Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure such parties regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Lessee; (6) shall provide that the insurers shall waive all rights of subrogation against such Additional Insured; (7) shall be primary without right of contribution from any other insurance which is carried by such Additional Insured with respect to its interest in the Aircraft; and (8) shall provide that such Additional Insured shall have no obligations or liability for premiums, commissions, assessments or calls in connection with such insurance.

         13.03. War-Risk Insurance. If at any time the Aircraft, Airframe or any Engine shall be operated or is proposed to be operated in any area in which war-risk insurance is maintained by Lessee or any Permitted Sublessee subleasing the Aircraft or any Engine with respect to other aircraft owned or operated by Lessee or such Permitted Sublessee on the same routes, or if the Aircraft or any other aircraft owned or operated by Lessee or such Permitted Sublessee is operated on routes where the custom in the industry is to carry war-risk insurance, Lessee shall maintain war-risk insurance of the type and in substantially the amounts carried by major United States commercial air carriers operating the same or comparable models of aircraft in such areas; such insurance shall be in an amount not less than prudent industry practice nor less than that specified in Sections 13.01 and 13.02 and shall cover the perils of
(i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (ii) strikes, riots, civil commotions or labor disturbances, (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes, and whether the loss or damage resulting therefrom is accidental or intentional,
(iv) any vandalism, malicious act or act of sabotage, (v) confiscation, nationalization, seizure, restraint, detention, diversion, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, and (vi) hijacking, or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of the insured.

         13.04. Application of Proceeds in an Event of Loss. Provided no Default or Event of Default occurred and be continuing, all insurance payments received under policies required to be maintained by Lessee pursuant to Section 13 as the result of the occurrence of an Event of Loss shall be applied in accordance with Section 12.03 (A), 12.03
(B), or 12.03 (C), as the case may be (except that the balance referred to in Section 12.03 (C) shall be paid over to, or retained by, Lessee).

         In any event, Lessor shall be entitled to receive all insurance proceeds derived from insurance coverage paid for by Lessor and to apply the same in Lessor's sole discretion.

         13.05. Application of Proceeds in the Absence of an Event of Loss. As between Lessor and Lessee, the insurance payments of any property damage loss to the Aircraft or any Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 6 and 9 hereof, if not already paid for by Lessee (or to reimburse Lessee for such repairs or replacements already paid for by Lessee), and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessee. Any amount referred to in the preceding sentence or in Section 13.04 which is payable to Lessee shall not be paid to Lessee if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, but shall be held by Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as there no longer exists any Default or Event of Default.

         13.06. Reports, etc. On or before the Commencement Date, and annually on the anniversary thereof, Lessee will furnish to Lessor a report signed by a firm of independent insurance brokers, appointed by Lessee and not objected to by the Lessor, stating that in the opinion of such firm the insurance then carried and maintained on the Aircraft complies with the terms hereof. Lessee will cause such firm to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which they have knowledge which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee shall also cause such firm to advise Lessor in writing at least thirty (30) days (seven days in the case of war risk and allied perils coverage) prior to the expiration or termination date of any insurance policy maintained with respect to the Aircraft pursuant to this Section 13 and of the details of the replacement policy of insurance obtained by Lessee.

         13.07. Governmental Indemnification in Lieu of Insurance. In the event of the requisition for use by the Government of the Aircraft during the Term or any Renewal Term. Lessee shall maintain or cause to be maintained such insurance as would otherwise be required hereunder: provided that Lessor shall accept, in lieu of insurance coverage, indemnification or insurance from the Government which is substantially the same as that required hereunder.

         13.08. Lessor's Additional Insurance. The Lessor at its option and at its sole expense may obtain insurance with respect to its interest in the Aircraft; provided that such insurance does not prevent Lessee from obtaining the insurance required by this Section 13 and that no such insurance shall be subject to this Section 13 nor provide for or result in a reduction in the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee pursuant to this Section 13.

                                   SECTION 14

                             General Indemnification

         14.01. Scope. Lessee hereby agrees to pay, assume liability for and indemnify, protect, defend, save and keep harmless Lessor and any Transferee (each an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including but not limited to legal and investigative fees and expenses) of whatsoever kind and nature, including but not limited to negligence, strict or absolute liability and liability in tort (any of the foregoing being called a "Loss") which may from time to time be imposed on, incurred by or asserted against any Indemnitee or the Aircraft, Airframe, any Engine or Any Part (whether or not any such Loss is also indemnified or insured against by any other person or such Indemnitee has also indemnified any other person against such Loss) in any way relating to or arising out of (a) this Lease, the enforcement thereof or any of the transactions contemplated thereby,
(b) the purchase, sale acceptance or rejection of the Aircraft or (c) the Aircraft, the Airframe any Engine, or any Part, any data or any other thing delivered or to be delivered under this Lease, including without limitation the purchase, ownership, delivery, nondelivery, lease, sublease, assignment, registration, reregistration, deregistration, rental, possession, use, presence, operation, condition, storage, preparation, installation, testing, manufacture, design, modification, alteration, maintenance, repair, re-lease, sale, return, transportation, transfer, abandonment or other disposition thereof (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement).

         14.02. Exceptions. The indemnity set forth in Section 14.01 shall not extend to any Loss with respect to such Indemnitee (a) to the extent that such Loss is caused by acts or events which occur after full and final compliance by Lessee with all the terms of the Lease (b) to the extent such Loss is caused by acts or events which occur after the Aircraft, Airframe, Engine or Part is no longer subject to the Lease, (c) which is a Tax, whether or not Lessee is required to indemnify therefor pursuant to Section 10, (d) with respect to any Loss which is directly attributable to the willful misconduct or gross negligence of such Indemnitee or any material misrepresentation or violation or breach of any obligations of such Indemnitee contained herein or (c) resulting from the failure of the Lessor or a Transferee (in the event the Indemnified Party is the Lessor or such Transferee to discharge any Lessor Liens attributable to it. This Section 14.02 does not constitute a guarantee of the useful life or residual value of the Aircraft.

         14.03. Lessee's Release. Lessee hereby waives and releases any claim now or hereafter existing against any Indemnitee on account of any and all claims, demands, suits, causes of action and all legal proceedings, whether civil or criminal, damages, losses, liabilities (including, but not limited to, strict liability in tort), obligations, penalties, judgments, fines and other sanctions, and any costs and expenses in connection therewith, including legal fees and expenses of whatever kind and nature, which may result from or arise out of injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise out of (A) the condition, use or operation during the Term of any

Item of Equipment, either in the air or on the ground, or (B) any maintenance, service, repair, overhaul or testing of any Item during the Term, whether or not such Item is at the time in the possession of Lessee or in the United States of America.

         14.04. Contest. If requested by Lessee in writing, an indemnitee shall upon receipt of (A) an indemnity from Lessee satisfactory to such Indemnitee for the expenses of contest (including, without limitation, all costs, expenses, legal and accountants' fees and disbursements, penalties and interest) and for any liability or loss which Lessor may incur as a result of indemnified occurrence (an "indemnified Amount"), and (B) an opinion of Lessee's counsel stating that reasonable grounds exist to take the action requested, in good faith and to the extent permitted by applicable law, contest (after consultation with Lessee and a determination by such Indemnitee that the action to be taken will not result in the imposition of a Lien upon any Item of Equipment or any interest therein (other than a Lien permitted by Section 15 hereof) will not result in a risk of the sale, forfeiture or other loss of any Item of Equipment or any interest therein, and will not involve the potential imposition of criminal liability on such Indemnitee or materially compromise or jeopardize any substantial interest of such Indemnitee) the validity, applicability or amount of such Indemnified Amount in such Indemnitee's sole discretion by (1) resisting payment thereof. (2) not paying the same except under protest if protest is necessary and proper, or (3) if payment is made, use reasonable efforts to obtain a refund in appropriate administrative or judicial proceedings; provided, however, that such Indemnitee need not contest the applicability of any such Indemnified Amount, if the matter in question is of a continuing nature and has previously been resolved against the interests of such Indemnitee following a contest pursuant to the provisions of this Section 14.04.

         14.05. Repayment. If an Indemnitee shall obtain a repayment of any Indemnified Amount paid by Lessee, such Indemnitee shall, so long as there exists no Default or Event of Default, promptly pay to Lessee the amount of such repayment, together with the amount of any interest received by such Indemnitee on account of such repayment.

         14.06. Payment. Subject to the provisions of Section 14.04 hereof, Lessee shall pay directly to each party indemnified hereunder all amounts due under this Section 14 within 30 days of the receipt of notice that such payment is due.

                                   SECTION 15

                                      Liens

         Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment or any interest therein, except (i) the respective rights of Lessor, any Transferee and Lessee as herein provided, including the rights of Lessee and others permitted by Sections 6 and 9 hereof; (ii) Lessor's Liens; (iii) Liens for taxes, assessments or other governmental charges, either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) and by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Airframe or any

Engine or interest therein; and (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of sale, forfeiture or loss of any Item of Equipment or any interest therein; (v) Liens arising out of any judgment or award against Lessee, unless the judgment secured shall not, within 45 days after entry thereof, have been discharged, vacated or reversed or unless execution thereof shall not have been stayed pending appeal or unless such judgment shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, and (vi) any other Lien with respect to which Lessee shall have provided a bond adequate in the reasonable judgment of Lessor. Lessee shall promptly, at no expanse to Lessor, take (or cause to be taken) such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to any Item of Equipment.

                                   SECTION 16

                       Recordation and Further Assurances

         16.01 FAA Recordation. Lessee shall, at its own expense, cause this Lease, the Lease Supplement and any and all additional instruments which shall be executed pursuant to the terms hereof so far as permitted by applicable law or regulations, to be duly kept, filed and recorded in the office of the FAA.

         16.02. Further Assurances. Each party hereto shall, at its respective expense, promptly and duly execute and deliver to the other party such further documents and promptly take such further action not inconsistent with the terms hereof as the other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease or to perfect and protect the rights and, with respect to Lessor, remedies created or intended to be created hereunder.

                                   SECTION 17

                           Return of Items and Records

         17.01. Time and Place. At the expiration of the Term or upon the termination of this Lease pursuant to Section 19 hereof, Lessee, at its own expense, shall return the items of Equipment by delivering the Same forthwith to Lessor at Oakland International Airport or at such other airport in the United States as may reasonably be designated by Lessor. At the time of return, each Airframe shall have installed thereon two Engines, or other Pratt & Whitney JT8D-9 engines (or two engines of an improved model suitable for installation and use on the Aircraft) owned by Lessee.

         17.02. Condition. When returned to Lessor at the expiration or earlier termination of this Lease the Aircraft shall be clean by airline operating standards, shall be returned with the Parts installed thereon on the Commencement Date or replacements therefor incorporated, installed, or attached pursuant to Section 9 hereof, and shall be in as good operating condition and appearance as when delivered to Lessee, ordinary wear and tear and such alterations and modifications as may be authorized or required hereby excepted, shall be airworthy with all pilot discrepancies cleared from the log book, shall possess a currently effective Airworthiness Certificate issued by the FAA, shall have all systems operating properly, shall comply with any then applicable rules and regulations imposed by the FAA and shall be free and clear of all Liens and righted of others except Lessor's Liens. Lessee will have caused to be performed, at its expense, within the lesser of (i) 30 days or
(ii) 200 Flight Hours prior to such return, all phases of a C-Check, or its equivalent, of the Aircraft, together with the segment of a P Check (or equivalent major overhaul segment) falling due at the time of such C Check or within 5,000 hours of such C Check under Lessee's maintenance program (such C Check and P Check segments are herein called the "Return Inspection"). Lessee will also cause to be Performed, at its expense, during such Return Inspection, all work required as a result of such Return Inspection to assure that the Aircraft is in compliance with applicable service bulletins of the Manufacturer, Airworthiness Directives issued by the FAA, and for all work, repair and services that may be determined to be necessary by the FAA approved repair facility which conducted such Return inspection to enable Lessee to return the Aircraft to Lessor as herein required. In addition, at the time of such return:
(A) the Engines shall not together have less than 6,000 hours or cycles (whichever may be applicable) remaining to the next scheduled limiting factor for removal (no single Engine having less than 2,000 hours or cycles, whichever may be applicable, remaining) and shall have been maintained in accordance with the Lessee's then current approved engine maintenance program, authorized by and performed to FAA requirements applicable to the Lessee; and (B) no life-limited Part shall have less than one-half of the allowable hours or cycles remaining (other than landing gear Parts, which will have at least 4,000 cycles remaining) prior to the normally scheduled replacement of such Part. In the event any required work, repairs or services should delay the return of the Aircraft to Lessor beyond the expiration date of the Term of this Lease, Lessee shall continue to pay Rent on a prorated daily basis in the same manner as if there had been no expiration of the Term of this Lease until such required work, repair or servicing has been completed and the Aircraft returned to Lessor as provided hereinabove. Such payments shall be made when the Aircraft is returned to Lessor (but no less frequently than monthly).

         17.03 Time and Cycle Adjustment - Airframe. In the event that the Lessee does not meet the conditions Of Section 17.02 hereof with respect to the Airframe and its life-limited Parts, the Lessee shall pay the Lessor an amount per hour (or cycle) for each hour (or cycle) by which the then remaining time with respect to such items shall be less than the Lessee's allowable time under such Section; such amount to be based upon the Lessee's average current rates for airframe maintenance (or the rates charged by a reputable FAA approved repair facility designated by Lessor, if Lessee does not perform airframe maintenance) and the manufacturer's cost for such Part.

         17.04. Time and Cycle Adjustment - Engine. In the event that the Engines have been operated for more than the allowable hours or cycles set forth in Section 17.02, the Lessee shall pay the Lessor an amount per hour or cycle (whichever is the limiting factor) with respect to each Engine for which said requirements are not met the dollar amount which reflects the product of (1) the ratio that the time (or cycles) in excess of the Lessee's allowable time (or cycles) bears to the time (or cycles) allowable under such Section and (2) the current rates charged by the engine manufacturer (or such other repair agency as may be mutually agreed between Lessor and Lessee) for such maintenance.

         17.05. Special Markings. Prior to Lessee's return of the Items of Equipment as aforesaid, Lessee shall, at its own expense, sand and overpaint the exterior of the Aircraft to remove all insignias and other distinctive markings of Lessee.

         17.06. Inspection Upon Redelivery. During the seven (7) days prior to the expiration of this Lease, Lessee shall provide up to three (3) days for a ground functional inspection, including engine runs. Such inspections shall be conducted at Lessee's base of operations during normal working hours, unless otherwise agreed by both parties. Any equipment noted during such inspections not complying with normal airline standards for continued usage in passenger service shall be corrected by Lessee. All costs associated therewith shall be for the account of Lessee.

         17.07. Return Delivery Flight. During the return delivery flight, a pilot and other personnel appointed by Lessor or its designee, in conjunction with Lessee's flight crew, will accomplish a flight functional to demonstrate the airworthiness of the Aircraft and proper functioning of all systems and components. Any discrepancy or malfunction detected of an airworthiness or operational nature by normal airline standards shall be corrected. All costs associated therewith shall be for the account of Lessee.

         17.08. Manuals; Service Bulletins, Etc. Seven (7) days prior to the return of the Aircraft at the expiration or termination of this Lease, Lessee shall make available and at the expiration or termination of this Lease Lessee shall deliver or cause to be delivered to Lessor all logs, manuals, drawings and data and inspection, modification and overhaul records in respect of the Aircraft, including but not limited to those required to be maintained under applicable rules and regulations of the FAA, updated through the date of return. All "no-charge" service bulletin kits received by or on behalf of Lessee, the manufacturers or vendors for the Aircraft and Engines and not incorporated therein shall be returned at no charge to Lessor as cargo on board the Aircraft at the time of its return. At the time the Aircraft is returned, Lessor shall have the option to purchase from Lessee, at Lessee's cost therefor, any "charge" service bulletin kits purchased by Lessee which have not been incorporated in the Aircraft. All such items shall thereupon become the property of Lessor.

         17.09. Return of Other Engines. In the event that any engine not owned by the Lessor shall be delivered with the Airframe as set forth in Section 17.01, Lessee, concurrently with such delivery, will, at its own expense and at no cost to Lessor, furnish the Lessor or its Transferee with a full warranty bill of sale, in form and substance satisfactory to the Lessor, with respect to each such engine and with an opinion of Lessee's counsel to the effect that, upon such delivery, the Lessor or its Transferee will acquire full title to such engine free and clear of all Liens and Lessee shall take such other action as Lessor may reasonably request, and thereupon Lessor will transfer (or cause its Transferee to transfer) to Lessee, without recourse or warranty (except as to Lessor's

Liens) all Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

         17.10. Fuel. Upon the return of the Airframe at the end of the Term, each fuel tank and oil tank shall contain the same quantity of fuel or oil as was contained in the fuel and oil tanks when the original Airframe was delivered to Lessee on the Commencement Date, or, in the case of differences in any such quantities, an appropriate adjustment will be made by payment at the then current market price of fuel or oil, as the case may be, at the location of return.

         17.11. Storage Upon Return. Upon written request of Lessor received on or prior to the end of the Term, Lessee will provide Lessor with storage facilities for the Aircraft for a period not exceeding 60 days after the end of the Term at a location in the continental United States selected by Lessee. Lessee will bear the expenses of storage for the first 30 days; Lessor will bear the expenses (calculated at Lessee's incremental cost) for the remainder of such period. Lessee will, at its expense, cause the Aircraft to be flown at any time during or after such storage period to a reasonable location selected by Lessor in the continental United States. Lessee, at its expense, will maintain all insurance required by Section 13 hereof during the first 30 days of such storage period and during such ferry flight. Lessee shall maintain such other insurance on the Aircraft as Lessor may request during such storage period and Lessor shall bear the expenses thereof.

         17.12. Certain Airworthiness Directives. In the event the FAA shall issue any directive which would require modifications to the Aircraft in order for the airworthiness certificate of the Aircraft to be maintained in good standing, and which by its terms or by the terms of any extension thereof is not applicable to the Aircraft prior to the return thereof pursuant to this Section 17, Lessee shall nevertheless cause such directive to be complied with with respect to the Aircraft prior to such return, (x) United States air carriers similarly situated with Lessee have commenced compliance with such directive with respect to aircraft affected by such directive and in use by such air carriers and (y) subsequent to any such commencement the Aircraft is subjected to a maintenance check of the type at which such modifications is made, in accordance with the maintenance program Lessee has caused to be adopted with respect to the Aircraft.

         17.13 Maintenance at Lessor's Request. Upon receipt of written notice from the Lessor not less than 60 (nor more than 120) days prior to any expiration or termination of this Lease, the Lessee agrees to perform maintenance to the Airframe and/or the Engines. Such maintenance shall be done in the same manner and with the same care as used by the Lessee with similar airframes and engines of its own and shall be completed as promptly as possible after any such termination of this Lease as to the Airframe or Engines, and the Lessor shall reimburse the Lessee in an amount equal to (1) the lesser of (x) the sum of 120% of the Lessee's direct costs for materials plus 200% of the Lessee's direct hourly labor costs incurred in connection with such maintenance, or (y) the Lessee's standard contract rates, if any, therefor, or (2) if such maintenance is performed by someone other than the Lessee, the actual amount paid therefor by the Lessee.

         17.14. Failure to Return Aircraft. If Lessee shall, for any reason whatsoever, return the Aircraft or any Engine at the time specified herein, the obligations of Lessee as provided in this Lease shall continue in effect with respect to the Aircraft or such Engine until the Aircraft or such Engine is returned to Lessor; but this Section
17.14 shall not be construed as permitting Lessee to fail to meet its obligation to return the Aircraft or such Engine in accordance with the requirements of this Lease or constitute a waiver of a Lease Event of Default.

         17.15. Aid in Disposition. Lessee agrees that during the last year of the Term (and during the storage period set forth in Section 17.11) it will cooperate in all reasonable respects with the efforts of Lessor to lease or sell the Aircraft, including without limitation permitting potential lessees or purchasers to inspect the Aircraft and the records relating thereto, provided that Lessee shall not be required for such purpose to interfere unreasonably with the use of the Aircraft or incur out-of-pocket expenses for which it is not reimbursed.

                                   SECTION 18

                                Event of Default

         The following events shall constitute Events of Default:

         (A) Lessee shall fail to make any payment of Rent within five days after the same shall have become due hereunder; or

         (B) Lessee shall fail to procure and maintain any insurance required by Section 12 hereof; or

         (C) Lessee shall fail to perform or observe any of the covenants, conditions or agreements to be performed or observed by it under, or sublease the Aircraft in a manner not permitted by, Section 6.01 (G) or (H) hereof; or

         (D) Lessee shall fail to perform or observe any of the surviving obligations (as such term is defined in the Assumption Agreement dated the Closing Date with respect to the Aircraft between Lessee and Frontier), and such failure shall continue for a period in excess of thirty (30) days after written notice; or

         (E) Lessee shall fail to perform or observe in any material respect any other of the covenants, conditions, or agreements to be performed or observed by it hereunder and such failure shall continue for a period in excess of thirty (30) days after written notice; or

         (F) Any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or pursuant hereto (other than the Indemnity Agreement) shall prove to be incorrect in any material respect when made; or

         (G) Lessee consents to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall be unable to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary Petition or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegation of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations or providing for an agreement, composition, extension or adjustment with its creditors; or

         (H) Lessee shall fail to make any payment when due in respect of any indebtedness for which it is liable (contingently or otherwise), or for the payment of the deferred purchase price of any property, or for payment of any obligation under any lease of aircraft or aircraft-related equipment shall not be paid when the same becomes due, in each case after giving effect to any grace period applicable thereto, or the Lessee fails to perform or observe any other provision of any such obligation or in any agreement relating to such obligation, provided that the obligation in respect of which such failure has occurred shall be in an aggregate amount then outstanding in excess of $5,000,000 or more and, as a result of such failure to pay or perform, the other party to, or the beneficiary of or trustee or agent acting in accordance with such instrument or agreement shall have accelerated payment of the amounts owing thereunder; or

         (I) An order, judgment or decree is entered in any proceedings by any court of competent jurisdiction appointing with or without the consent of Lessee, a custodian, receiver, trustee or liquidator of Lessee or of any substantial part of its property or of the Aircraft, or the Aircraft or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

         (J) A petition against Lessee in a proceeding under any bankruptcy or other insolvency law (as now or hereafter in effect) is filed, and any decree or order adjudging Lessee a bankrupt or insolvent in such proceeding remains in force undismissed or unstayed for a period of sixty (60) days after such adjudication or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; provided, however that this clause (I) shall not apply to the Bankruptcy Case; or

         (K) Judgment for the payment of money in excess of $5,000,000 is rendered against Lessee and the same shall remain undischarged for a period of sixty (60) days during which execution of such judgment shall not be effectively stayed.

                                   SECTION 19

                               Rights and Remedies

         19.01. Remedies. Upon the occurrence of any Event of Default Lessor may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may exercise one or more of the following remedies as Lessor, in its sole discretion, shall elect:

         (A)    Terminate this Lease.

         (B) Demand that Lessee, and Lessee shall upon written demand of Lessor and at Lessee's expense, forthwith return the Items of Equipment to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 17 hereof as if the Items of Equipment were being returned at the end of the Term; or Lessor may enter upon the premises where the Items of Equipment are located and take immediate possession of and remove the same (together with any engine or any part which is not an Engine or a Part but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine or part, provided that such engine or part shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged for an Engine or Part in accordance with the provisions of Sections 9 and 12) by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession whether for the restoration of damage to property caused by such taking or otherwise.

         (C) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof.

         (D) Sell or cause to be sold any Airframe, any Engine or any Item of Equipment at public or private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle any Aircraft or any item of Equipment as the Lessor in its sole discretion may determine, all free of any rights of the Lessee and, without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect thereto.

         (E) Whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights specified above with respect to the Aircraft or any item the Lessor, by written notice to the Lessee specifying a payment date not earlier than ten (10) days from such written notice, may demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for periods commencing on or after the date specified for payment in such notice), any unpaid Basic Rent for the Aircraft due for periods prior to the payment date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice: (i) an amount equal to the excess, if any, of the present worth of the aggregate unpaid Rent due under this Lease for such Item discounted at the rate of eight and one-half percent (8.5%) per annum to the date specified in said notice over the aggregate fair market rental value (computed as hereafter in this Section provided) of such Item for the remainder of the Term for such Item after discounting such fair market rental value to present worth as of the payment date specified in such notice at the rate of eight and one-half percent (8.5%) per annum; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Item computed as of the date specified for payment in such notice over the fair market sales value (computed as hereafter in this Section provided) as of the date specified in the notice. The amount specified in said notice shall bear interest at the Incentive Rate from the payment date specified in said notice until receipt of payment by the Lessor. Lessor and Lessee agree that it is difficult or impossible to ascertain, estimate or prove the entire or exact cost, damage or injury that may result from a breach by Lessee of its obligations under this Lease and that liquidated damages as provided hereby bear a reasonable proportion to the probable loss occasioned by such a breach.

         (F) In the event the Lessor, pursuant to subparagraph (E) above, shall have sold or caused to have sold, any Item, the Lessor in lieu of exercising its rights under subparagraph (E) above with respect to such Item, may, if it shall so elect, demand that the Lessee pay the Lessor and the Lessee shall pay to the Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Item due after such sale occurs), any unpaid Basic Rent for such Item due for periods up to the time of sale plus the amount by which the Stipulated Loss Value of such item computed as of the date of such sale exceeds the net cash proceeds of such sale, together with interest at the Incentive Rate on the sum of such excess and such unpaid Rent from date of sale to the date such payment is received by the Lessor.

         19.02 Further Rights. Lessee shall be liable for any and all unpaid Rent and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any Item in accordance with the terms of Section 17 hereof or in placing such Item in the condition and with airworthiness certificates as required by said Section.

         19.03. Definition of Fair Market Value. For the purpose of Section
19.01 above, the "fair market rental value" or the "fair market sales value" of any Item shall be as specified in an appraisal by a recognized independent aircraft appraiser, chosen by the Lessor, who shall determine such value(s) on the basis of the actual location and condition of the Item. At any sale of any Item pursuant to this Section 19, Lessor, or any assignee, successor or affiliate of Lessor, may, but the Lessee may not, bid for and purchase such property.

         19.04. Remedies Cumulative. No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor or any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or further Event of Default. To the extent permitted by applicable law, Lessee hereby waives any and all rights to notice and to a judicial hearing with respect to the repossession of any Item by Lessor upon the occurrence of an Event of Default and agrees that, except as may be required by law, no profit accruing to Lessor by virtue of Lessee's default and Lessor's subsequent sale or reletting of the Items of Equipment shall reduce, offset or mitigate the damages for which Lessee is liable hereunder.

                                   SECTION 20

                                  Miscellaneous

         20.01. Construction and Applicable Law. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provisions hereof prohibited or unenforceability in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. The captions in this Lease are for convenience of reference only and shall not define or limit any of the term or provisions hereof. This Lease shall in all respects be governed by, and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

         20.02. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telexed or when deposited in the United States mail, postage prepaid, addressed as follows:

         If to Lessee:             New York Airlines, Inc.
                                   Hangar No. 5
                                   LaGuardia Airport
                                   Flushing, NY  11371
                                   Attn:    Chief Financial Officer

         with a copy to:           Continental Airlines, Inc.
                                   2929 Allen Parkway
                                   Houston, TX  77014
                                   Attn:    Chief Financial Officer
                                   Telex:

         If to Lessor:             GATX Leasing Corporation
                                   Four Embarcadero Center
                                   San Francisco, CA 94111
                                   Attn: Contracts Administration
                                   Telex: 171064
or to any party at such other address as the party may designate by notice duly given in accordance with this Section 20.02.

         20.03. Lessor's Right to Perform. If Lessee fails to perform any of its obligations hereunder, Lessor may (but shall not be obligated to) discharge such obligation, and the amount of the expenses of Lessor incurred in connection with such discharge shall be deemed Supplemental Rent, payable by Lessee upon demand.

         20.04 Counterparts. This Lease and each Lease Supplement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         20.05. Transfer of Interest by Lessor. Lessor shall have absolute right to transfer or assign to any Transferee (as hereinafter defined) any or all of Lessor's rights, obligations, benefits and interest in the Equipment and under this Lease, including, without limitation, the right to receive Rent or any other payment due under this lease, including, without limitation, the right to receive Rent or any other payment due under this Lease, the right to sell or assign its interest in any Item of Equipment or to transfer or assign the right to purchase any Item and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the occurrence of an Event of Default, or to do any and all other things which Lessor is or may become entitled to do under this Lease, Lessee agrees that if Lessor should sell the Item of Equipment to a Transferee or Transferees the provisions of this Lease with respect to transfer of title to any Items, payment of proceeds of insurance, and indemnification shall apply to and are made expressly for the benefit of such Transferee, mutatis mutandis, as if such Transferee were originally the Lessor and Lessee agrees to do such other acts and execute such other further documents and instruments as may be required by law or reasonably requested by Lessor to perfect and preserve the rights and interests of any such Transferee on the Items of Equipment as contemplated by the terms hereof. Any assignment, pledge or other conveyance, for security or otherwise, of this Lease by Lessor shall be subject to Lessee's rights-under this Lease, so long as no Default or Event of Default shall have occurred and be continuing, and shall not be effective unless and until Lessee shall have been given notice of such assignment identifying the transferee hereof. All expenses incurred in connection with any such transfer shall be for the account of Lessor.

         As used herein, the term "Transferee" shall mean and include any person, firm, corporation or other entity, except that so long as no Default or Event of Default shall have occurred and be continuing, Lessor agrees not to transfer all or any portion of its interest in the Items of Equipment to any person whose ownership of the Items of Equipment would cause Lessee to lose the benefits of United States registration of the Aircraft.

         20.06. Assignment of Warranties.

         (a) Assignment to Lessee. If and so long as an Event of Default shall not have occurred and be continuing, Lessor authorizes Lessee, to the exclusion of Lessor, to exercise in Lessor's name any warranty, aircraft performance guarantee or indemnity against the manufacturers of the Airframe or Engines, or any Part, and any recovery in respect thereof shall be paid to Lessee for distribution between the Lessee and Lessor as their respective interests may appear. Any payments or amounts which, pursuant to the preceding sentence, would have been required to be paid to Lessee but for the existence of an Event of Default shall be held by Lessor or paid over to Lessor and may be applied by Lessor to cure any Event of Default or as otherwise provided in the Lease and shall, at such time as there shall not be existing any Event of Default and to the extent not used to cure any Event of Default, be paid over to Lessee.

         (b) Notices to the Seller. For all purposes of this Section 20.06, the Seller shall not be deemed to have knowledge of and need not recognize nor take any action with respect to the existence of any Event of Default the Seller shall have received from the Lessor written notice thereof. If the Lessor shall have notified the Seller of the existence of an Event of Default under this Agreement, the Lessor shall also give written notice to the Seller when such Event of Default has been cured or waived.

         20.07. Survival. The representations, warranties, covenants, agreements and indemnities of Lessee set forth in this Lease, and Lessee's obligations hereunder, shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction thereof.

         20.08. Successors and Assigns. This Lease shall be binding on and shall inure to the benefit of Lessee, Lessor and their respective successors and permitted assigns.

                                   SECTION 21

                          Renewal and Purchase Options

         21.01. Lessor's Election. Not less than twelve months prior to the end of the original Term or any renewal Term, Lessor shall send written notice to Lessee stating either (i) Lessor intends to sell the Aircraft at the end of such Term, or (ii) Lessor intends to retain ownership of the Aircraft at the end of such Term. Not less than nine months prior to the end of such Term, Lessor shall, by irrevocable written notice to Lessee, inform Lessee of Lessor's decision to sell or retain the Aircraft. Upon receipt of such notice, Lessee may elect, upon written notice, to (a) purchase the Aircraft pursuant to the terms of Section 21.03 if Lessor has elected to sell the Aircraft or (b) to renew this Lease for a renewal Term pursuant to the terms of Section 21.02 if Lessor has elected to retain ownership of the Aircraft provided, however, if Lessee so elects to renew or purchase its rights to either thereof shall expire at the close of business on the date which is six months prior to the expiration of the original Term or renewal Term, as the case may be, unless Lessee and Lessor shall have theretofore entered into a definitive agreement for such lease or sale (it being agreed that Lessor and Lessee shall negotiate such agreement in good faith). If Lessee makes no such election, Lessee shall return the Aircraft to Lessor at the end of the original Term or such renewal Term, as the case may be, as provided herein.

         21.02. Renewal Options. If Lessee has elected to renew this Lease for a renewal Term so long as no Event of Default or Default has occurred and is continuing on the date of such notice of the date of renewal, this Lease shall be renewed at the end of the original Term or renewal Term, as the case may be, for a renewal Term mutually agreed to by Lessor and Lessee. The Basic Rent payable for such renewal Term hereunder shall be the fair market rental value of the Aircraft calculated as of the commencement of such renewal Term. Such fair market rental value shall be determined not later than nine months prior to the commencement of such renewal Term by mutual consent of Lessor and Lessee or, if they shall be unable so to agree, by Independent Appraisal. If either Lessor or Lessee shall fail to appoint an appraiser by the date which is eight months prior to the commencement of such renewal Term or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is seven months before the commencement of such renewal Term, then either Lessor or Lessee may apply to any court having jurisdiction to make such appointment. Fair market rental value shall be the cash rental obtainable in an arm's length lease between an informed and willing lessee (under no compulsion to lease) and in informed and willing lessor (under no compulsion to lease) and shall be determined on the assumption that the Aircraft is in the United States, available for use by the Lessee and in the return condition required by Section 17 of this Lease and otherwise in compliance with the requirements of this Lease. Stipulated Loss Value amounts that are payable during such renewal Term shall be calculated as of the date of commencement of such renewal Term and shall be the fair market sales value of the Aircraft on such date determined in accordance with Section 21.03.

         21.03. Purchase Option. If Lessee has elected to purchase the Aircraft at the end of the original Term or any renewal Term and provided no Event of Default or Default shall have occurred and be continuing on the date of such notice or by the closing date of the purchase, Lessee shall purchase the Aircraft on the last Business Day of the original Term or renewal Term, as the case may be, at a purchase price equal to the fair market sales value thereof as of such last Business Day. Such fair market sales value shall be determined not later than nine months prior to such last Business Day by mutual consent of Lessor and Lessee or, if they shall be unable so to agree by Independent Appraisal. If either Lessor or Lessee shall fail to appoint an appraiser by the date which is eight months prior to such last Business Day or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is seven months before such last Business Day, then either Lessor or Lessee may apply to any court having jurisdiction to make such appointment. Fair market sales value shall be the cash price obtainable in an arm's-length sale between an informed and willing buyer (under no compulsion to buy) and an informed and willing seller (under no compulsion to sell) and shall be determined on the assumption that the Aircraft is in the United States of America, available for use by the buyer and in the return condition required by Section 17 of this Lease and otherwise in compliance with the requirements of this Lease. Upon receipt of such purchase price from Lessee and all Rent and other amounts due hereunder and under any other Operative Agreement, Lessor will transfer (or cause its Transferee to transfer) the Aircraft to Lessee without recourse or warranty (except as to Lessor's Liens).

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized officers on the date first above written.

                                    GATX LEASING CORPORATION
                                    as Lessor



                                    By:
                                    Title: VICE PRESIDENT
                                          ---------------


                                    NEW YORK AIRLINES, INC.
                                    as Lessee



                                    By:
                                    Title: VICE PRESIDENT
                                          ---------------

                                LEASE SUPPLEMENT

                                    (N7379F)


         THIS LEASE SUPPLEMENT, dated __________, 1986 (this "Lease Supplement"), between GATX LEASING CORPORATION ("Lessor") and NEW YORK AIRLINES, INC., ("Lessee");

                              W I T N E S S E T H:


         WHEREAS, Lessor and Lessee have executed a certain Lease Agreement (N7379F), dated as of November 6. 1986 (the "Lease"), which provides for the execution and delivery of a Lease Supplement in substantially the form hereof for the purpose of leasing the Items of Equipment in accordance with the terms thereof;

         NOW, THEREFORE, in consideration of the premises, and pursuant to
Article 2 of the Lease, Lessor and Lessee hereby agree as follows:

         1. All capitalized terms used herein which are defined in the Lease shall have, for all purposes hereof, the respective meanings given them in the Lease.

         2. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor under the Lease, as hereby supplemented, the Items of Equipment as follows:

           A. Aircraft: One (1) Boeing 737-2CO aircraft, consisting of the following:

          (i) Airframe: FAA Registration No. N7379F; Manufacturer's Serial No. 20071;

          (ii) Engines: Two (2) Pratt & Whitney JT8D-9 engines (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof), bearing, respectively, Manufacturer's Serial Nos.:

                  Engine No.        Manufacturer's Serial No.
                  ----------        -------------------------

                     1                            P674314B
                     2                            P674384B

         Lessee confirms that the Items of Equipment have been examined by its duly appointed and authorized representatives and conform to the information set forth above.

         3. Basic Rent shall be payable in 83 monthly installments, in advance, commencing on December 1, 1986, and on the same day of each month thereafter throughout the Term.

         4. Lessor hereby delivers and Lessee hereby accepts the manuals, log books, records and other documents relating to the Aircraft.

         5. The Commencement Date of the Lease is the date of this Lease Supplement, as set forth in the opening paragraph hereof, and the Items of Equipment are hereby delivered and accepted on such date at Denver, Colorado.

         6. Unless renewed or extended pursuant to Section 21.02, the expiration dated of this Lease shall be October 31, 1993.

         7. This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers on the date first above written.

                                                     GATX LEASING CORPORATION
                                                     as Lessor


                                                     By:
                                                        ------------------------
                                                     Title:
                                                           ---------------------


                                                     NEW YORK AIRLINES, INC.
                                                     as Lessee


                                                     By:
                                                        ------------------------
                                                     Title:
                                                           ---------------------

                                                                       EXHIBIT B


                             STIPULATED LOSS VALUES
                                    (N7379F)

                   Basic Rent
                   Payment Date                         Percentage
                   ------------                         ----------
                   November 1986                         98.296296
                   December 1986                         97.880630
                   January  1987                         97.459517
                   February 1987                         97.032886
                   March 1987                            96.600664
                   April 1987                            96.162779
                   May 1987                              95.719155
                   June 1987                             95.269719
                   July 1987                             94.814394
                   August 1987                           94.353102
                   September 1987                        93.885765
                   October 1987                          93.412305
                   November 1987                         92.932641
                   December 1987                         92.446691
                   January 1988                          91.954373
                   February 1988                         91.455605
                   March 1988                            90.950301
                   April 1988                            90.438375
                   May 1988                              89.919742
                   June 1988                             89.394312
                   July 1988                             88.861997
                   August 1988                           88.322708
                   September 1988                        87.776351
                   October 1988                          87.222835
                   November 1988                         86.662066
                   December 1988                         86.093950
                   January 1989                          85.518388
                   February 1989                         84.935285
                   March 1989                            84.344541
                   April 1989                            83.746056
                   May 1989                              83.139729
                   June 1989                             82.525457
                   July 1989                             81.903135
                   August 1989                           81.272659
                   September 1989                        80.633921
                   October 1989                          79.986814

                   Basic Rent
                   Payment Date                         Percentage
                   ------------                         ----------
                   November 1989                         79.331227
                   December 1989                         78.667050
                   January 1990                          77.994169
                   February 1990                         77.312471
                   March 1990                            76.621841
                   April 1990                            75.922160
                   May 1990                              75.213312
                   June 1990                             74.495175
                   July 1990                             73.767628
                   August 1990                           73.030547
                   September 1990                        72.283808
                   October 1990                          71.527284
                   November 1990                         70.760846
                   December 1990                         69.984366
                   January 1991                          69.197711
                   February 1991                         68.400747
                   March 1991                            67.593341
                   April 1991                            66.775355
                   May 1991                              65.946650
                   June 1991                             65.107086
                   July 1991                             64.256521
                   August 1991                           63.394810
                   September 1991                        62.521808
                   October 1991                          61.637366
                   November 1991                         60.741335
                   December 1991                         59.833563
                   January 1992                          58.913896
                   February 1992                         57.982177
                   March 1992                            57.038250
                   April 1992                            56.081954
                   May 1992                              55.113127
                   June 1992                             54.131604
                   July 1992                             53.137221
                   August 1992                           52.129807
                   September 1992                        51.109192
                   October 1992                          50.075204
                   November 1992                         49.027667
                   December 1992                         47.966403
                   January 1993                          46.891233

                   February 1993                         45.801974
                   March 1993                            44.698442
                   April 1993                            43.580450
                   May 1993                              42.447808
                   June 1993                             41.300324
                   July 1993                             40.137804
                   August 1993                           38.960051
                   September 1993                        37.766865
                   October 1993                          36.558044

                                    EXHIBIT C
                                       to
                                 Lease Agreement
                         Permitted Foreign Air Carriers



Aero Transporti Italiani                       S.A.F.E.
Aerolineas Argentinas                          Saudia
Air Canada                                     Scandinavian Airline System (SAS)
Air Inter                                      Singapore Airlines Ltd-
Air Micronesia                                 South African Airways
Alitalia                                       Swissair
All Nippon Airways Company Ansett Transport    Thai Airways International Ltd.
Austrian Airlines                              TOA-Domestic Airlines Co. Ltd.
British Airways                                Trans-Australia
British Caledonian Airways                     Transavia Holland
BWIA                                           Trans European Airways
CAAC                                           UTA
Cathay Pacific Airways, Ltd.                   Varig, S.A.
China Airlines
CP Air
Dan-Air
Finnair Oy
Air France
Garuda Indonesian Airways, P.D.
Hapag-Lloyd
Iberia International Airlines Icelandair
Indian Airlines
Japan Air Lines.  Inc.
KLM - Royal Dutch Airlines Korean Air Lines
Kuwait Airways Corporation Malaysian Airline System BHD MartinAir
Mexicana
Air New Zealand Ltd.
Olympic Airways, S.A.
Phillipine Airways
Qantas Airways Ltd.
Lufthansa German Airlines
Sabena (Belgium World Airlines)

                                    EXHIBIT D

                            FAA Recording Information
                                    (N7379F)


Lease Dated                    FAA Recording Date            Conveyance No.
-----------                    ------------------            --------------
November 7, 1969                       2/9/70                D49657

November 7, 1969                       2/24/70               D50105
(Acceptance
Supplement No. 2
dated January 11.
1970)

November 7, 1969                       2/26/70               D50192
(Acceptance
Supplement No. 3
dated January 27,
1970)

Extension and                          2/5/82                Z41387
Option Agreement
and Amendment of
Lease dated
October 1. 1981

Amendatory                             12/8/82               P57635
Agreement to
Extension and
Option Agreement
and Amendment of
Lease dated
September 23, 1982

                                LEASE SUPPLEMENT
                                    (N7379F)



         THIS LEASE SUPPLEMENT, dated November 6, 1986 (this "Lease Supplement"), between GATX LEASING CORPORATION ("Lessor") and NEW YORK AIRLINES, INC., ("Lessee");

                              W I T N E S S E T H:

         WHEREAS, Lessor and Lessee have executed a certain Lease Agreement (N7379F), dated as of November 6, 1986 (the "Lease"), which provides for the execution and delivery of a Lease Supplement in substantially the form hereof for the purpose of leasing the Items of Equipment in accordance with the terms thereof;

         NOW, THEREFORE, in consideration of the premises, and pursuant to
Article 2 of the Lease, Lessor and Lessee hereby agree as follows:

         1. All capitalized terms used herein which are defined in the Lease shall have, for all purposes hereof, the respective meanings given them in the Lease.

         2. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor under the Lease, as hereby supplemented, the Items of Equipment as follows:

           A. Aircraft: One (1) Boeing 737-2CO aircraft, consisting of the following:

          (i) Airframe: FAA Registration No. N7379F; Manufacturer's Serial No. 20071;

          (ii) Engines: Two (2) Pratt & Whitney JT8D-9 engines (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof), bearing, respectively, Manufacturer's Serial Nos.:

                  Engine No.        Manufacturer's Serial No.
                  ----------        -------------------------

                      1                       P674314B
                      2                       P674384B

         Lessee confirms that the Items of Equipment have been examined by its duly appointed and authorized representatives and conform to the information set forth above.

         3. Basic Rent shall be payable in 83 monthly installments, in advance, commencing on December 1, 1986, and on the same day of each month thereafter throughout the Term.

         4. Lessor hereby delivers and Lessee hereby accepts the manuals, log books, records and other documents relating to the Aircraft.

         5. The Commencement Date of the Lease is the date of this Lease Supplement, as set forth in the opening paragraph hereof, and the Items of Equipment are hereby delivered and accepted on such date at Denver, Colorado.

         6. Unless renewed or extended pursuant to Section 21.02, the expiration dated of this Lease shall be October 31, 1993.

         7. This Lease Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers on the date first above written.

                                                       GATX LEASING CORPORATION
                                                       as Lessor


                                                       By:
                                                          ----------------------
                                                       Title:
                                                             -------------------


                                                       NEW YORK AIRLINES, INC.
                                                       as Lessee


                                                       By:
                                                          ----------------------
                                                       Title:
                                                             -------------------

                           Aircraft Sublease Agreement

                                     between

                       New York Airlines, Inc., Sublessor

                                       and

                      Continental Airlines, Inc., Sublessee



                             (Aircraft No. N 7379F)




To the extent that this Sublease constitutes chattel paper (as defined in the Uniform Commercial Code) no security interest in this Sublease may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Lessor on the signature page thereof.

                           Aircraft Sublease Agreement

                                     between

                       New York Airlines, Inc., Sublessor

                                       and

                      Continental Airlines, Inc., Sublessee


                             (Aircraft No. N 7379F)




         THIS AIRCRAFT SUBLEASE AGREEMENT (hereinafter called the "Sublease") made this 6th day of November, 1986 by and between NEW YORK AIRLINES, INC., a Delaware Corporation, having its principal place of business in the City of New York State of New York, U.S.A. (hereinafter referred to as ("Sublessor") and CONTINENTAL AIRLINES, INC., a Delaware corporation, having its principal place of business in the City of Houston, State of Texas, U.S.A. (hereinafter referred to as "Sublessee")

                              W I T N E S S E T H:

         WHEREAS Sublessor has leased that certain aircraft together with the engines initially installed thereon, each described in Exhibit A hereto (collectively, the "Aircraft"), pursuant to a Lease Agreement (the "Lease") between Sublessor and GATX Leasing Corporation (the "Lessor"), dated as of November 6, 1986.

         WHEREAS, Sublessee desires to sublease the Aircraft which is the subject of the Lease and Sublessor is willing to sublease said Aircraft to Sublessee upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth below, the parties hereto agree as follows:

         1. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Lease.

         2. Sublease of Aircraft. Sublessor hereby agrees to sublease to Sublessee, and Sublessee hereby agrees to sublease from Sublessor the Aircraft.

         3. Delivery, Acceptance and Return.

(a) Sublessor hereby delivers the Aircraft for sublease hereunder by delivery of same to Sublessee in a mutually satisfactory location in Wichita, Kansas and Sublessee hereby accepts such delivery.

(b) The parties agree that the Aircraft shall be returned by Sublessee to Sublessor at a location designated by Sublessor on the route system of Sublessee.

         4. Sublease Term. The term of this Sublease shall be for successive one month periods unless one of the parties hereto gives the other party hereto on at least 24 hours' notice prior to the termination of any given month term of its intention to terminate this Sublease.

         5. Rent and Supplemental Rent. Sublessee promises to pay to Sublessor, with respect to the Aircraft, without any deduction, counterclaim, set-off, further notice or demand, 105% of all of the amounts of rent specified in the Lease and such rent shall be payable in advance, at the times and places and in the manner specified by the Sublessor. Sublessee promises to pay Sublessor (or to such parties as Sublessor directs) with respect to the Aircraft without any deduction, counterclaim, set-off, further notice or demand, the amount of Supplemental Rent specified in the Lease payable at the times and places and in the manner specified in the Lease and by the Sublessor.

         6. Applicability of Lease Provisions to Sublease Agreement. Sublessee acknowledges receipt of a copy of the Lease. Sublessee hereby agrees, during the term of this Sublease, to be bound by the terms of and to perform each of the obligations of Sublessor as set forth in the Lease, which Lease is incorporated herein by reference in its entirety, as though, unless the context otherwise requires, each reference therein to "Lessee" were to Sublessee, each reference therein to "Lease" were to this Sublease and each reference therein to Commencement Date were to the Sublease delivery date hereunder. Sublessee further agrees that upon the failure of Sublessee to perform or observe any of its obligations under the Sublease, Sublessor shall be entitled to exercise, to the extent permitted by the Lease, all the rights and remedies conferred by
Section 19 of the Lease (other than the right to sell the Aircraft) as though Sublessor were the Lessor and Sublessee were the Lessee thereunder.

         7. Sublease Subject to Lease. Sublessee expressly agrees and acknowledges that this Sublease and the rights of Sublessee hereunder are expressly made subject to and subordinate to all the terms of the Lease, including, without limitation, the covenants contained in the Lease and the Lessor's rights to repossession pursuant to the Lease. Sublessee further agrees that it will commit no act which would constitute an Event of Default under the Lease.

         8. Notices. All communications and notices provided for herein shall be addressed as follows: (a) if to Sublessor, at La Guardia Airport Station, Flushings New York 11371, Attention: Senior Vice President, Finance and Administration, and (b) if to Sublessee, at Continental Airlines, Inc., 2929 Allen Parkway, Houston, Texas 77029, Attention: Vice President, General Counsel and Vice President, Chief Financial Officer.

         IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be duly executed by their officers thereunto duly authorized as of the date first set forth above.


                                       NEW YORK AIRLINES, INC.


                                       By:
                                          -----------------------
                                       Title:
                                             --------------------




                                       CONTINENTAL AIRLINES, INC.


                                       By:
                                          -----------------------
                                       Title:
                                             --------------------


Receipt of the original
counterpart of this Sublease
is acknowledged this 6th
day of November, 1986.



--------------------------
GATX Corporation

                                    Exhibit A




One (1) Boeing 737-2CO Aircraft which consists of the following components:

a)       airframe: FAA Registration Mark M-7379T Manufacturer's Serial No. 20071

b) engines: two (2) Pratt a Whitney JT8D-9 engines bearing, respectively, Manufacturer's Serial Nos.P674314B and P 6743849

                   ASSIGNMENT OF SUBLEASE dated as of November
                   6, 1986, from NEW YORK AIRLINES, INC., a
                   Delaware corporation ("Assigner"), to GATX
                   LEASING CORPORATION, a Delaware corporation.


         Assignor and Assignee have entered into that certain Lease Agreement, dated as of November 6, 1986 (as at any time amended, supplemented or modified, the "Lease"), pursuant to which Assignee has agreed to lease to Assignor a certain Boeing Model 737-2CO aircraft bearing manufacturer's Serial No. 20071 and FAA Registration No. N7379F (together with the two Pratt & Whitney engines initially installed thereon, the "Aircraft").

         Pursuant to the terms and conditions of the Sublease Agreement, dated as of November 6, 1986 (as at any time amended, supplemented or modified, the "Sublease"), Assignor has agreed to sublease the Aircraft to Continental Airlines, Inc. ("Sublessee"), subject and subordinate to the Lease.

         It is a condition precedent to the sublease of the Aircraft by Assignor to Sublessee that Assignor execute and deliver to Assignee this Assignment, together with the Consent and Agreement of Sublessee attached hereto.

         Capitalized terms used in this Assignment which are not otherwise defined in this Assignment are used as they are defined in the Lease.

         Accordingly, the parties hereto hereby agree as follows:

    1. Assignment of Sublease. For value received and to secure the due and punctual payment and performance of all of Assignor's obligations under the Lease which obligations are hereby incorporated by this reference as fully as if set forth in their entirety herein (the "Obligations"), including without limitation the due and punctual payment of all Rent, Assignor hereby assigns, transfers and conveys, to the extent provided below, to Assignee, its successors and assigns, its right, title and interest in, to and under the Sublease, including but not limited to:

         (a) all Assignor's rights and interests in the Aircraft, Airframe, Engines, Parts and related equipment at any time subject to the Sublease;

         (b) any and all rents, insurance and condemnation proceeds, stipulated loss value payments and other moneys due or to become due, and any and all claims, rights, powers, remedies, title and interest of Assignor in and to or under or arising out of the Sublease (including without limitation all claims for damages or other sums arising upon sale or other disposition of or loss of use of or requisition of title or use of the Aircraft, Airframe, Engines, Parts and related equipment at any time subject to the Sublease or upon any event of default specified therein

(hereinafter referred to as a "Sublease Event of Default")) and all security which Assignor now or hereafter may hold for the obligations of Sublessee under the Sublease;

         (c) except as provided in Section 10, all rights, powers, privileges, remedies and other benefits of Assignor under the Sublease and all rights to make determinations, exercise options or elections, give or withhold consents, waivers and approvals, give notices and exercise remedies (including the right to declare a Sublease Event of Default and to repossess any property), or to take any other action under or in respect of the Sublease; and

         (d) all proceeds of the foregoing.

         This Assignment is a present assignment and shall be effective, and the security interests created hereby shall attach, immediately upon execution of this Assignment and shall not be conditioned upon the occurrence of a Sublease Event of Default.

         2. Payments. All payments made by Sublessee pursuant to the Sublease shall be paid directly to Assignee or as Assignee shall otherwise direct from time to time. So long as no Event of Default or Default has occurred and is continuing, such payments shall be applied to the comparable obligation of Lessee under the Lease and any balance remaining after such application shall be paid promptly to Assignor or its order. Upon the occurrence of an Event of Default or Default, all payments shall be applied as provided in the Lease; at such time as there shall not be continuing any such Event of Default or Default, and provided that none of the remedies under the Lease or this Assignment shall have been exercised, such amounts, to the extent not theretofore applied, shall be paid to Assignor or its order.

         3. Performance of Lessee's Obligations. It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) Assignor shall remain liable under the Sublease to perform all the obligations assumed by it thereunder to the same extent as if this Assignment had not been executed, (ii) Assignee shall have no obligation or liability under the Sublease by reason of or arising out of this Assignment and Assignee shall not be required or obligated in any manner to perform or fulfill any obligation of Assignor under or pursuant to the Sublease, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts to which it or they may be entitled hereunder at any time or times and (iii) at Assignee's option, Assignee may perform, or cause to be performed, all or any part of the obligations and agreements of Assignor under the Sublease, without releasing Assignor therefrom. Nothing in this Assignment shall in any way diminish or limit the provisions of Assignor's indemnities in Section 10 or Section 14 of the Lease with respect to any actual or alleged liability of Assignee to Sublessee in any way relating to or arising out of this Assignment or the Sublease.

         4. Event of Default. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Assignee may, at its option, exercise one or more of the remedies set forth below, in the Lease or which may be available to it under the New York Uniform Commercial Code whether or not applicable in the relevant jurisdiction, as

Assignee in its sole discretion may determine, which remedies are cumulative and in addition to every other right or remedy provided by law:

         4.1 Collection of Sublease Payments. Assignee may collect and retain all rents, proceeds, payments and other moneys due or to become due under the Sublease and apply such amounts to the payment of the obligations, all as Assignee, in its discretion, shall determine; and/or

         4.2 Maintenance of Sublease. Assignee may assume all or any part of Assignor's right, title and interest in the Sublease and maintain the Sublease in full force and effect, with Assignee substituted for Assignor as sublessor therein, and in any such event all of the right, title and interest of Assignor therein shall be extinguished and Assignee shall be entitled to collect and retain all rents and payments made by Sublessee thereunder; and/or

         4.3 Sale. Assignee may sell at public or private sale, without appraisal, for such price as it may deem fair, the Sublease and all Assignor's right, title and interest therein.

         5. Expenses and Fees. Assignor shall pay to Assignee on demand all reasonable attorneys' fees and other reasonable expenses incurred by Assignee in protecting its interests granted hereunder or in exercising its rights and remedies provided hereunder.

         6. Priority of Lease. The Sublease shall at all times be subject and subordinate to the Lease. Nothing in this Assignment, including without limitation the exercise of any rights or remedies hereunder, shall preclude or in any way affect Assignee's right to exercise the rights, powers and remedies provided or permitted under the Lease, including Assignee's rights to terminate and avoid the Sublease, to repossess the Aircraft, Airframe, any Engine or any Part as permitted by the Lease and to require Assignor and/or Sublessee to deliver such Aircraft, Airframe, Engine or Part forthwith upon such repossession.

         7. Waiver, Invalidity of Remedies. Assignor waives any right to require Assignee to pursue any other remedy it may have against Assignor, any guarantor or any surety. The invalidity or unenforceability of any remedy in any jurisdiction shall not invalidate such remedy or render it unenforceable in any other jurisdiction. The invalidity or unenforceability of any of the remedies provided herein in any jurisdiction shall not in any way affect the right to enforcement in such jurisdiction or elsewhere of any of the other remedies provided herein.

         8. Power of Attorney. Assignor does hereby constitute Assignee, and its successors and assigns, Assignor's true and lawful attorney-in-fact, with power of substitution, irrevocably, and coupled with an interest, with full power (in the name of Assignor or otherwise) and at the expense of Assignor but for the use and benefit of Assignee, so long as an Event of Default has occurred and is continuing, to enforce each and every term and provision of the Sublease, to ask, require, demand, receive, collect, compound and give acquittance and discharge for any and all moneys and claims for moneys due and to become due under or arising out of the Sublease, to endorse any checks or other instruments or orders in connection therewith, to settle, compromise, compound or adjust any such claims, to exercise and enforce any and all claims, rights, powers or remedies of every kind and description of Assignor under or arising out of the Sublease, to file, commence, prosecute, compromise and settle in the name of Assignor or Assignee or otherwise any suits, actions or proceedings at law or in equity in any court, to collect any such moneys or to enforce any rights in respect thereto on all other claims, rights, powers and remedies of every kind and description of Assignor under or arising out of the Principal Sublease and generally to sell, assign, transfer, pledge or make any agreement with respect to or otherwise deal with any of such claims, rights, powers and remedies as fully and completely as though Assignee were the absolute owner thereof for all purposes, and at such times and in such manner as may seem to Assignee to be necessary or advisable or convenient or proper in its absolute discretion.

         9. Execution of Documents. Assignor agrees that at any time or from time to time, upon the written request of Assignee, Assignor shall promptly and duly execute and deliver any and all such further instruments, documents and financing statements and do such other acts and things as Assignee may deem necessary or desirable in order to obtain the full benefits of this Assignment and of the rights and powers granted herein.

         10. Exercise of Sublease Rights. Unless and until an Event of Default shall have occurred and be continuing, Assignor shall be permitted, to the exclusion of Assignee, to amend, modify or supplement the Sublease, to exercise any election or option or give any notice, consents waiver or approval under or in respect of the Sublease and to exercise all other rights, powers or remedies thereunder. Notwithstanding the foregoing, Assignor will not, without Assignee's consent, amend, modify or supplement the Sublease or waive any provision thereof if such amendment, modification, supplement or waiver would materially adversely affect the rights of Assignee in the Aircraft or the Lease or would conflict with any provision of the Lease.

         11. Assignor's Representations and Warranties. Assignor represents and warrants that the Sublease is in full force and effect and is enforceable in accordance with its terms, that Assignor is not in default thereunder and that it has not assigned, transferred or pledged, and hereby covenants that it will not assign, transfer or pledge, the whole or any part of the rents, moneys, claims, rights, powers, remedies, titles or interests hereby assigned to anyone other than Assignee, its successors and assigns.

         12. Assignment. The Assignee may at any time sell, assign, transfer or otherwise dispose of its interest in all or any part of the Lease, this Assignment and in the property and security created thereby and hereby in accordance with the provisions of the Lease. Assignor shall not assign or delegate any or its rights or obligations hereunder, except pursuant to the Lease.

         13. Governing Law. This Assignment is being delivered in the State of New York. This Assignment, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such State by residents thereof and to be performed entirely within such State.

         14. Counterparts. This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

         15. Miscellaneous. This Assignment may not be amended, supplemented, modified or waived without the prior written consent of Assignee, its successors and assigns. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, all notices hereunder shall be in writing and shall be given by mail, cable, telex, teletype or any other customary means of written communication at the addresses set forth on the signature pages hereof, or at such other addresses as may be specified by written notice to the parties hereto, and shall become effective when received by the addressee.

         IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the date first set forth above.


                                                    NEW YORK AIRLINES, INC.


                                                    By:
                                                       -------------------------
                                                    Title:
                                                          ----------------------


                                                    GATX LEASING CORPORATION


                                                    By:
                                                       -------------------------
                                                    Title:
                                                          ----------------------

                              CONSENT AND AGREEMENT

         CONTINENTAL AIRLINES, INC., a Delaware corporation ("Sublessee"), hereby acknowledges receipt of notice of and consents to all the terms of the foregoing Assignment of Sublease (the "Assignment") and agrees that:

         1. Sublessee shall be fully bound by all terms and conditions of the Assignment. The capitalized terms used herein shall have the meanings provided for in the Assignment.

         2. All representations, warranties, indemnities, covenants and agreements of Sublessee under the Sublease shall inure to the benefit of Assignee, its successors and assigns, to the same extent as if originally named the lessor therein.

         3. Assignee, its successors and assigns, shall not be liable for any of the obligations or duties of Assignor under the Sublease, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of Assignee, its successors and assigns, owing to Sublessee.

         4. The Sublease is fully subject and subordinate in all respects to the Lease and to Assignee's rights, powers and remedies thereunder including the right to terminate the Lease and repossess the Aircraft.

         5. Notwithstanding the exercise of any rights, powers and remedies under or in respect of the Sublease or the Lease, Sublessee shall not be relieved of the obligation to perform any or all of the terms and provisions to be performed by Sublessee under the Sublease and the Sublease shall not terminate or be otherwise affected by reason of any such exercise of any such rights and remedies, except only by termination thereof at the election of Assignor or Assignee, its successors and assigns, in connection with the exercise of their respective rights and remedies under the Sublease or the Lease.

         6. As provided in paragraph 2 of the Assignment, Sublessee shall pay all amounts referred to in paragraph l(b) of the Assignment due and to become due to Assignor under the Sublease directly to Assignee or as otherwise directed from time to time by Assignee.

         7. Sublessee's obligation to make all payments due under the Sublease shall be absolute and unconditional and shall in no event be subject to any rights of set-off, recoupment, deduction or counterclaim or any other defense which Sublessee may now or hereafter have against Assignor, Assignor or any other Person, all of which Sublessee hereby waives. All such payments so made shall be final, and Sublessee will not seek to recover for any reason whatsoever any payments so made.

         8. Sublessee shall not amend, modify or supplement the Sublease or waive any of the provisions thereof without the prior written consent of Assignee, except that Sublessee may amend, modify or supplement the Sublease without such prior written consent to the extent that Assignor may amend, modify or supplement the Sublease without Assignee's prior written consent as provided in Section 10 of the Assignment.

         9. Sublessee hereby represents and warrants that (a) Sublessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) the making and performance of the Sublease and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of Sublessee, do not require any stockholder approval and do not contravene Sublessee's Certificate of Incorporation or by-laws or any indenture, credit agreement or other contractual agreement to which Sublessee is a party or by which it is bound, (c) the Sublease constitutes, as of the date thereof and at all times thereafter to and including the date of this Consent and Agreement, and this Consent and Agreement constitutes, valid and binding obligation of Sublessee enforceable against Sublessee in accordance with its terms, and (d) no Sublease Event of Default has occurred and is continuing.


                                                     CONTINENTAL AIRLINES, INC.


                                                     By:
                                                        ------------------------
                                                     Title:

         GUARANTEE, dated as of November 6, 1986 from TEXAS AIR
         CORPORATION, a Delaware corporation ("Guarantor"), to GATX Leasing Corporation (the "Beneficiary") Relating to Lease of Aircraft VII

         A. Pursuant to the terms of that certain Lease Agreement, dated as of November 7, 1969, as amended and supplemented as of the date hereof (the "Original Lease Agreement") the Beneficiary has leased to Frontier Airlines, Inc. ("Frontier") certain aircraft together with engines initially installed thereon and each described in Exhibit A hereto (collectively, the "Aircraft"). One of the Aircraft bears FAA Registration No. N 737OF (hereinafter referred to as "Aircraft V"), the second Aircraft bears FAA Registration No. N 7378F (hereinafter referred to as "Aircraft VIII), and the third Aircraft bears FAA Registration No. N 7379F (hereinafter referred to as "Aircraft VII").

         B. Frontier Airlines, Inc., a Nevada corporation, Frontier Leaseco One, Inc., a Nevada corporation, and Frontier Leaseco Two, Inc., a Nevada corporation, (collectively, the "Frontier Companies") are presently debtors and debtors-in-possession in Chapter 11 cases pending in the United States Bankruptcy Court for the District of Colorado (the "Bankruptcy Court").

         C. Pursuant to that certain Asset Purchase Agreement dated September 15, 1986 between Texas Air Corporation ("Texas Air") and the Frontier Companies (the "Asset Purchase Agreement"), the Original Lease Agreement is to be assumed by Frontier and assigned to New York Airlines, Inc. (the "Lessee") subject to the terms thereof.

         D. Pursuant to the Asset Purchase Agreement, Beneficiary will execute a consent of even date herewith to the Assumption and Assignment of even date herewith assigning the Original Lease Agreement to Lessee (the "Consent").

         E. Pursuant to an Agreement Concerning Assumption of New Leases between Beneficiary and Lessee of even date herewith, (the "Assumption Agreement"), such parties will enter into a New Lease Agreement of even date herewith relating to Aircraft VII (the "Lease").

         F. It is a condition precedent to the execution of the Consent, the Assumption Agreement and the Lease that the Guarantor enter into this Guarantee (as at any time amended, supplemented and modified, the "Guarantee").

         1. Definitions. Unless otherwise defined herein or otherwise required by the context, terms used herein (including terms used in the above recitals) which are defined in the Lease are used in this Guarantee as so defined.

         2. Guarantee. For value received and to induce Beneficiary to enter into the Consent, the Assumption Agreement and the Lease, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Beneficiary, its successors and assigns: the due and punctual performance and observance by Lessee of each and every covenant and agreement to be performed or observed by Lessee under the Lease, including, without limitation, the due and punctual payment by Lessee of Rent, including Basic Rent, Renewal Rent, if any, and Supplemental Rent, if any, and each and every amount which Lessee is or at any time may become obligated to pay under the Lease (all such covenants, agreements, payments and other obligations referred to in this Section are hereinafter referred to as the "Obligations").

         3. Absolute Guarantee. This Guarantee shall be an absolute, continuing, unconditional and irrevocable guarantee and shall remain in full force and effect as to Guarantor until such time as the Obligations are paid, performed and observed in full.

         4. Strict Observance. Guarantor hereby agrees that the Obligations will be paid, performed and observed strictly in accordance with their terms and strictly in accordance with the terms and provisions of the Lease, regardless of the enforceability thereof against Lessee and regardless of any law, regulation or decree now or hereafter in effect which might in any manner affect the Obligations, or the rights of Lessee with respect thereto as against Beneficiary. The obligations of Guarantor under this Guarantee are absolute, irrevocable and unconditional, without regard to the obligations of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Beneficiary, which action or inaction is herein consented and agreed to, or of any lack of prior enforcement or retention of any rights against Lessee, Guarantor or any other Person or any property or of the partial or complete illegality, unenforceability or invalidity of the Obligations or the Lease, any other guarantee or surety agreement, pledge, assignment or other security for any Obligations, or any other circumstances or condition (whether or not Guarantor or Lessee shall have any knowledge or notice thereof), including without limitation: (a) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Lease, or any other instrument or agreement applicable to any of the parties to such agreements, or to the Aircraft or any part thereof, or any assignment, mortgage or transfer of any thereof, or of any interest therein, or any sale, leasing or subleasing of the Aircraft, or any furnishing or acceptance of additional security, or any release of any security, for the obligations of Lessee under the Lease , or the failure of any security or the failure of any Person to perfect any interest in any collateral security; (b) any failure, omission or delay on the part of Lessee or any other Person to conform or comply with any term of the Lease, including without limitation, failure to give notice to Guarantor of the occurrence of a default or an Event of Default under the Lease; (c) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Lease, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of the Lease, or any obligation or liability of Lessee or the Beneficiary, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Lease or any such obligation or liability; (d) any extension of time for payment of Rent, or any other Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Lease, or the extension or the renewal of any thereof; (e) the exchange, surrender, substitution or modification of any collateral security for any of the Obligations; (f) any failure, omission or delay on the part of the Beneficiary to enforce, assert or exercise any right, power or remedy conferred on it in this Guarantee, or any such failure, omission or delay on the part of the Beneficiary in connection with the Lease, or any other action on the part of the Beneficiary; (g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to Lessee, Guarantor, any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (h) any limitation on the liability or obligations of Lessee or any other Person under the Lease, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the Lease; (i) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use of the Aircraft or any portion thereof by Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of the Lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person; (j) any merger or consolidation of Lessee or Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person; (k) any change in the ownership of any shares of capital stock of Lessee, or any change in the corporate relationship between Lessee and Guarantor, or any termination of such relationship; (1) to the extent permitted by law, any release or discharge, by operation of law, of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee; or (m) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor, or which might otherwise limit recourse against Guarantor, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment or performance as herein provided. No delay in making demand on Guarantor for satisfaction of the obligations of Guarantor hereunder shall prejudice the right of the Beneficiary to enforce the obligations of Guarantor hereunder. Guarantor further agrees not to cause or permit any alteration in the time, amount, currency or manner of payment, performance or observance by Lessee of any of or all the Obligations.

         5. Waivers of Notice, Etc. Guarantor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guarantee or the Obligations, including without limitation, (a) notice of acceptance of this Guarantee, notice of nonpayment or nonperformance of any of the Obligations, notice of an Event of Default or other default and notice of any of the matters described in Paragraph 4, (b) any right to the enforcement, assertion or exercise against Lessee or any other Person or the Aircraft or Spare Engine or any other collateral security for the Obligations of any right, power, privilege or remedy conferred in the Lease or otherwise, (c) any requirement to exhaust any remedies or to mitigate the damages resulting from a default under the Lease, (d) any notice of any sale, transfer or other disposition of any right, title to or interest in the Lease or the Aircraft, or any part thereof, (e) any exoneration or release from the Obligations hereunder resulting from any loss by Guarantor of its rights of subrogation hereunder, (f) any requirement of promptness in commencing suit against any Person who may be or become liable thereon and the giving of notice to or making any claim or demand on Guarantor, Lessee or any other Person or (g) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against Guarantor. Guarantor agrees that it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of, the terms of the Lease.

         6. Extensions, Etc. (a) Guarantor consents and agrees that the Beneficiary, may in its sole discretion, at any time or from time to time, (i) renew, extend, change or modify the time, manner, place or terms of payment, performance or observance of any or all of the Obligations, (ii) apply payments by Lessee or Guarantor to any Obligations, (iii) exchange, release or surrender any security or property which may at any time be held by them, or any of them,
(iv) release any surety or guarantor for or of any of the Obligations, (v) settle or compromise any or all of the Obligations with Lessee or any Person liable thereon or (vi) subordinate the payment, performance or observance of all or any part thereof to the payment, performance or observance of any other debts or obligations which may be due or owing to them or any other Person, all in such manner and upon such terms as the Beneficiary, may deem proper, without notice to or further assent from Guarantor, who agrees to remain bound under this Guarantee notwithstanding any such extension, change, modification, amendment, release, surrender, settlement, compromise or subordination.

         (b) The obligations of Guarantor hereunder shall terminate and be of no force or effect upon the assumption by Continental Airlines, Inc. of all of Lessee's obligations under the Lease, whether by merger, agreements operation of law or otherwise so long as Continental Airlines, Inc. then qualifies as a permitted Sublessee pursuant to Section 6.O1H of the Lease and no Event of Default shall have occurred and be continuing.

         7. No Waiver. No failure or delay in exercising any right under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Beneficiary, under this Guarantee or the Lease.

         B. Guarantee of Performance. This Guarantee is a guarantee of performance and not of collection and Guarantor waives any right to require that any action against Lessee be taken or exhausted prior to action being taken against Guarantor. Guarantor shall pay to Beneficiary, on demand all reasonable attorneys' fees and other reasonable expenses incurred by the Beneficiary in protecting its interests hereunder or in exercising its rights and remedies provided hereunder, together with interest on such sums at the Incentive Rate, from the date when such expenses are so incurred.

         9. Bankruptcy, Etc. Guarantor agrees that if at any time all or any part of any payment or performance theretofore applied by any Beneficiary to any of the Obligations is or must be rescinded or returned by the Beneficiary for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Lessee), such Obligations shall, for the purposes of this Guarantee, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Beneficiary, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Beneficiary had not been made. If an event permitting the declaration of default under the Lease shall at any time have occurred and be continuing, and such declaration of default shall at such time be prevented by reason of the pendency against Lessee or any other Person of a case or proceeding under a bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, the Lease shall be deemed to have been declared in default with the same effect as if the Lease had been enforceable in accordance with the terms thereof, and Guarantor shall forthwith pay the amounts specified by the Beneficiary to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

         10. Guarantor's Representations, Warranties and Covenants. The representations, warranties and covenants of Guarantor set forth in Article V of the Asset Purchase Agreement are hereby incorporated by reference herein as if set forth in full at this place.

         11. Assignment. The Beneficiary may at any time sell, assign, transfer or otherwise dispose of its interest in all or any part of the Lease, this Guarantee, and in the property and interests subject thereto and hereto, in accordance with the provisions of the Lease. Guarantor shall not assign any of its rights or obligations hereunder, including any claim arising by subrogation, except pursuant to a consolidation, merger or conveyance, transfer or lease of all or substantially all its assets.

         12. Guarantor's Obligations; No Setoff. Guarantor's obligation to make all payments due hereunder, and to perform its other obligations hereunder shall be absolute and unconditional and shall in no event be subject to any right of setoff, recoupment, deduction or counterclaim or any other defense which Guarantor or any other Person may now or hereafter have against the Beneficiary or any other Person, which Guarantor hereby waives; all such payments so made shall be final, and Guarantor will not seek to recover for any reason whatsoever any payments so made.

         13. Subrogation. The Guarantor shall be subrogated to the rights, if any, of the Beneficiary in respect of any ;matter with respect to which an amount has been payable by the Guarantor hereunder; provided, however, any subrogation rights to which Guarantor becomes entitled by reason of performance of any of its obligations hereunder shall be subject and subordinate to the rights of Beneficiary against Lessee under the Lease, and the exercise of any such subrogation rights of Guarantor shall be deferred until all Obligations have been fully performed. No payment or performance hereunder by Guarantor shall give rise to any claim of Guarantor against the Beneficiary.

         14. Governing Law. This Guarantee, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made in such state by residents thereof and to be performed entirely within such state. Wherever possible, each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

         15. Amendments, Changes, Etc. No term or provision of this Guarantee may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, change, waiver, discharge or termination is sought.


                                                    TEXAS AIR CORPORATION


                                                    By:
                                                       ------------------
                                                       Title:

                                    Exhibit A

1) One (1) Boeing 737-2CO Aircraft which consists of the following components:

         a) airframe: FAA Registration Mark N-737OF Manufacturer's Serial No. 20073

         b) engines: Two (2) Pratt & Whitney JT8D-9 engines bearing, respectively, Manufacturer's Serial Nos. P674344B and P 674380B

2) One (1) Boeing 737-2CO Aircraft which consists of the following components:

         a) airframe: FAA Registration Mark N-7379F Manufacturer's Serial No. 20071

         b) engines: two (2) Pratt & Whitney JT8D-9 engines bearing, respectively, manufacturer's Serial Nos. P 674314B and P 674384B

3) One (1) Boeing 737-2CO Aircraft which consists of the following components:

         a) airframe: FAA Registration Mark N-7378F Manufacturer's Serial No. 20070

         b) engines: Two (2) Pratt & Whitney JT8D-9 engines, bearing, respectively, Manufacturer's Serials Nos. P 674250B and P 674299B

Each of the engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.